                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                AMENDMENT NO. 1

                                      TO

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                      Date of Report:  February 26, 2001

                      MEDIACOM COMMUNICATIONS CORPORATION
                                 MEDIACOM LLC
                         MEDIACOM CAPITAL CORPORATION
          (Exact names of Registrants as specified in their charters)


        Delaware
        New York                    0-29227                 06-1566067
        New York                  333-57285-01              06-1433421
(State or other jurisdiction       333-57285                06-1513997
  of incorporation or           (Commission File            (IRS Employer
     organization)                 Numbers)            Identification Nos.)


                             100 Crystal Run Road
                          Middletown, New York 10941
                   (Address of principal executive offices)

                Registrants' telephone number:  (845) 695-2600

Item 5.   Other Events.

     On February 26, 2001, Mediacom Communications Corporation (the "Company") entered into four separate definitive asset purchase agreements with AT&T Broadband, LLC under which various affiliates of AT&T Broadband will sell to the Company certain cable television systems serving approximately 840,000 basic subscribers in Georgia, Illinois, Iowa and Missouri, for an aggregate purchase price of approximately $2.215 billion in cash, subject to closing adjustments. The transaction is expected to close in the second or third quarter of 2001, subject to certain closing conditions and regulatory review.

     On February 27, 2001, the Company issued a press release announcing that it had entered into these agreements with AT&T Broadband. A copy of such press release is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

(a)  Financial Statements


Georgia Mediacom Systems

Report of Independent Accountants--PricewaterhouseCoopers LLP
Combined Statement of Assets, Liabilities and Parent's Investment as of
 December 31, 2000 and 1999
Combined Statements of Revenues and Direct Expenses and Parent's Investment for the Year ended December 31, 2000, Period from March 1 to December 31, 1999, Period from January 1 to February 28, 1999 and Year ended December 31, 1998
Combined Statements of Cash Flows for the Year ended December 31, 2000, Period from March 1 to December 31, 1999, Period from January 1 to February 28, 1999 and Year ended December 31,1998
Notes to Combined Financial Statements
Combined Statement of Assets, Liabilities and Parent's Investment as of March
 31, 2001 and 2000 (unaudited)
Combined Statements of Revenues and Direct Expenses and Parent's Investment for
 the three months ended March 31, 2001 and 2000 (unaudited)
Combined Statements of Cash Flows for the three months ended March 31, 2001 and
 2000 (unaudited)
Notes to Combined Financial Statements


Southern Illinois Mediacom Systems

Report of Independent Accountants--PricewaterhouseCoopers LLP
Combined Statement of Assets, Liabilities and Parent's Investment as of
 December 31, 2000 and 1999
Combined Statements of Revenues and Direct Expenses and Parent's Investment for the Year ended December 31, 2000, Period from March 1 to December 31, 1999, Period from January 1 to February 28, 1999 and Year ended December 31, 1998

Combined Statements of Cash Flows for the Year ended December 31, 2000, Period from March 1 to December 31, 1999, Period from January 1 to February 28, 1999 and Year ended December 31, 1998
Notes to Combined Financial Statements
Combined Statement of Assets, Liabilities and Parent's Investment as of March
 31, 2001 and 2000 (unaudited)
Combined Statements of Revenues and Direct Expenses and Parent's Investment for
 the three months ended March 31, 2001 and 2000 (unaudited)
Combined Statements of Cash Flows for the three months ended March 31, 2001 and
 2000 (unaudited)
Notes to Combined Financial Statements


Iowa Mediacom Systems

Report of Independent Accountants--PricewaterhouseCoopers LLP
Combined Statement of Assets, Liabilities and Parent's Investment as of
 December 31, 2000 and 1999
Combined Statements of Revenues and Direct Expenses and Parent's Investment for the Year ended December 31, 2000, Period from March 1 to December 31, 1999, Period from January 1 to February 28, 1999 and Year ended December 31, 1998
Combined Statements of Cash Flows for the Year ended December 31, 2000, Period from March 1 to December 31, 1999, Period from January 1 to February 28, 1999 and Year ended December 31, 1998
Notes to Combined Financial Statements
Combined Statement of Assets, Liabilities and Parent's Investment as of March
 31, 2001 and 2000 (unaudited)
Combined Statements of Revenues and Direct Expenses and Parent's Investment for
 the three months ended March 31, 2001 and 2000 (unaudited)
Combined Statements of Cash Flows for the three months ended March 31, 2001 and
   2000 (unaudited)
Notes to Combined Financial Statements


Missouri Mediacom Systems

Report of Independent Accountants--PricewaterhouseCoopers LLP
Combined Statement of Assets, Liabilities and Parent's Investment as of
 December 31, 2000 and 1999
Combined Statements of Revenues and Direct Expenses and Parent's Investment for the Year ended December 31, 2000, Period from March 1 to December 31, 1999, Period from January 1 to February 28, 1999 and Year ended December 31, 1998
Combined Statements of Cash Flows for the Year ended December 31, 2000, Period from March 1 to December 31, 1999, Period from January 1 to February 28, 1999 and Year ended December 31, 1998
Notes to Combined Financial Statements

Combined Statement of Assets, Liabilities and Parent's Investment as of
 March 31, 2001 and 2000 (unaudited)
Combined Statements of Revenues and Direct Expenses and Parent's Investment for
 the three months ended March 31, 2001 and 2000 (unaudited)
Combined Statements of Cash Flows for the three months ended March 31, 2001 and
   2000 (unaudited)
Notes to Combined Financial Statements


(b)  Pro Forma Financial Information

Pro Forma combined financial statements of Mediacom Broadband LLC and Mediacom Broadband Corporation as of March 31, 2001 and for the three months then ended and for the year ended December 31, 2000


(c)    Exhibits:


  Exhibit No.        Description
  -----------        -----------

      23.1           Consent of  PricewaterhouseCoopers LLP
     99.1*           Press release dated February 27, 2001
      99.2           Management's Discussion and Analysis of Financial
                     Condition and Results of Operations of the AT&T Systems

     _________
     *   Previously filed with this Form 8-K.

                         INDEX TO FINANCIAL STATEMENTS

Georgia Mediacom Systems
Report of Independent Accountants--PricewaterhouseCoopers LLP............  F-3
Combined Statement of Assets, Liabilities and Parent's Investment as of
 December 31, 2000 and 1999..............................................  F-4
Combined Statements of Revenues and Direct Expenses and Parent's
 Investment for the Year ended December 31, 2000, Period from March 1 to
 December 31, 1999, Period from January 1 to February 28, 1999 and Year ended December 31, 1998.................................................  F-5
Combined Statements of Cash Flows for the Year ended December 31, 2000,
 Period from March 1 to December 31, 1999, Period from January 1 to
 February 28, 1999 and Year ended December 31, 1998......................  F-6
Notes to Combined Financial Statements...................................  F-7
Combined Statement of Assets, Liabilities and Parent's Investment as of
 March 31, 2001 and 2000 (unaudited)..................................... F-15
Combined Statements of Revenues and Direct Expenses and Parent's
 Investment for the three months ended March 31, 2001 and 2000
 (unaudited)............................................................. F-16
Combined Statements of Cash Flows for the three months ended March 31,
 2001 and 2000 (unaudited)............................................... F-17
Notes to Combined Financial Statements................................... F-18

Southern Illinois Mediacom Systems
Report of Independent Accountants--PricewaterhouseCoopers LLP............ F-23
Combined Statement of Assets, Liabilities and Parent's Investment as of
 December 31, 2000 and 1999.............................................. F-24
Combined Statements of Revenues and Direct Expenses and Parent's
 Investment for the Year ended December 31, 2000, Period from March 1 to
 December 31, 1999, Period from January 1 to February 28, 1999 and Year ended December 31, 1998................................................. F-25
Combined Statements of Cash Flows for the Year ended December 31, 2000,
 Period from March 1 to December 31, 1999, Period from January 1 to
 February 28, 1999 and Year ended December 31, 1998...................... F-26
Notes to Combined Financial Statements................................... F-27
Combined Statement of Assets, Liabilities and Parent's Investment as of
 March 31, 2001 and 2000 (unaudited)..................................... F-36
Combined Statements of Revenues and Direct Expenses and Parent's
 Investment for the three months ended March 31, 2001 and 2000
 (unaudited)............................................................. F-37
Combined Statements of Cash Flows for the three months ended March 31,
 2001 and 2000 (unaudited)............................................... F-38
Notes to Combined Financial Statements................................... F-39

Iowa Mediacom Systems
Report of Independent Accountants--PricewaterhouseCoopers LLP............ F-44
Combined Statement of Assets, Liabilities and Parent's Investment as of
 December 31, 2000 and 1999.............................................. F-45
Combined Statements of Revenues and Direct Expenses and Parent's
 Investment for the Year ended December 31, 2000, Period from March 1 to
 December 31, 1999, Period from January 1 to February 28, 1999 and Year ended December 31, 1998................................................. F-46
Combined Statements of Cash Flows for the Year ended December 31, 2000,
 Period from March 1 to December 31, 1999, Period from January 1 to
 February 28, 1999 and Year ended December 31, 1998...................... F-47
Notes to Combined Financial Statements................................... F-48

Combined Statement of Assets, Liabilities and Parent's Investment as of
 March 31, 2001 and
 2000 (unaudited).......................................................  F-57
Combined Statements of Revenues and Direct Expenses and Parent's
 Investment for the three months ended March 31, 2001 and 2000
 (unaudited)............................................................  F-58
Combined Statements of Cash Flows for the three months ended March 31,
 2001 and 2000 (unaudited)..............................................  F-59
Notes to Combined Financial Statements..................................  F-60

Missouri Mediacom Systems
Report of Independent Accountants--PricewaterhouseCoopers LLP...........  F-65
Combined Statement of Assets, Liabilities and Parent's Investment as of
 December 31, 2000 and 1999.............................................  F-66
Combined Statements of Revenues and Direct Expenses and Parent's
 Investment for the Year ended December 31, 2000, Period from March 1 to
 December 31, 1999, Period from January 1 to February 28, 1999 and Year ended December 31, 1998................................................  F-67
Combined Statements of Cash Flows for the Year ended December 31, 2000,
 Period from March 1 to December 31, 1999, Period from January 1 to
 February 28, 1999 and Year ended December 31, 1998.....................  F-68
Notes to Combined Financial Statements..................................  F-69
Combined Statement of Assets, Liabilities and Parent's Investment as of
 March 31, 2001 and
 2000 (unaudited).......................................................  F-76
Combined Statements of Revenues and Direct Expenses and Parent's
 Investment for the three months ended March 31, 2001 and 2000
 (unaudited)............................................................  F-77
Combined Statements of Cash Flows for the three months ended March 31,
 2001 and 2000 (unaudited)..............................................  F-78
Notes to Combined Financial Statements..................................  F-79

                       Report of Independent Accountants

To the Board of Directors of
 AT&T Broadband LLC:

   In our opinion, the accompanying combined statements of assets, liabilities and parent's investment and the related combined statements of revenues and direct expenses and of parent's investment and of cash flows present fairly, in all material respects, the assets, liabilities and parent's investment of Georgia Mediacom Systems (a combination of certain assets as defined in Note 1 to the combined financial statements) at December 31, 2000 and December 31, 1999, and the excess of their revenues over direct expenses and their cash flows for the year ended December 31, 2000, and the period March 1, 1999 to December 31, 1999 ("New Mediacom"), and the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998 ("Old Mediacom") in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   As discussed in Note 1, effective March 9, 1999, AT&T Corp., the parent company of New Mediacom, acquired Tele-Communications, Inc., parent company of Old Mediacom, in a business combination accounted for as a purchase. As a result of the acquisition, the combined financial information for the periods after the acquisition is presented on a different basis than that for the periods before the acquisition and therefore, is not comparable.

PricewaterhouseCoopers LLP

Denver, Colorado
April 9, 2001

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

       COMBINED STATEMENT OF ASSETS, LIABILITIES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                                December 31,
                                                              -----------------
                                                                2000     1999
                                                              -------- --------
Assets
Cash and cash equivalents.................................... $  3,969 $  3,058
Trade and other receivables, net of allowance for doubtful
 accounts of $186 and $443 at December 31, 2000 and 1999,
 respectively................................................    3,279    3,236
Property and equipment, at cost:
  Land.......................................................    1,098    1,097
  Distribution systems.......................................  107,330   81,760
  Support equipment and buildings............................    9,993    7,139
                                                              -------- --------
                                                               118,421   89,996
  Less accumulated depreciation..............................   23,446    7,621
                                                              -------- --------
  Property and equipment, net................................   94,975   82,375
Intangible assets, net.......................................  224,693  231,647
Other assets.................................................      226       19
                                                              -------- --------
    Total assets............................................. $327,142 $320,335
                                                              ======== ========
Liabilities and Parent's Investment
Accounts payable............................................. $    473 $    411
Accrued liabilities..........................................    3,291    3,186
                                                              -------- --------
  Total liabilities..........................................    3,764    3,597
Parent's investment (Note 4).................................  323,378  316,738
Commitments and contingencies (Note 6)
                                                              -------- --------
    Total liabilities and parent's investment................ $327,142 $320,335
                                                              ======== ========


    The accompanying notes are an integral part of these combined financial statements.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

  COMBINED STATEMENTS OF REVENUES AND DIRECT EXPENSES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                                                New Mediacom              Old Mediacom
                                                                          ------------------------- -------------------------
                                                                                       Period from  Period from
                                                                           Year ended   March 1 to  January 1 to  Year ended
                                                                          December 31, December 31, February 28, December 31,
                                                                              2000         1999         1999         1998
                                                                          ------------ ------------ ------------ ------------
Revenue..................................................................   $ 76,750     $ 63,005     $ 11,990     $ 70,375
Direct costs and expenses:
  Operating (Note 4).....................................................     42,224       31,931        6,253       35,157
  Selling, general and administrative....................................      7,656        5,359          884        4,807
  Management fees (Note 4)...............................................      3,518        2,365          308        2,463
  Depreciation...........................................................     15,983        9,495        1,652        9,510
  Amortization...........................................................      6,954        7,785          526        2,942
                                                                            --------     --------     --------     --------
    Excess of revenues over direct expenses..............................        415        6,070        2,367       15,496
Parent's investment:
  Beginning of period....................................................    316,738      297,593      181,698      124,061
  Change in transfers from parent, net (Note 4)..........................      6,225       13,075       (2,356)     (15,940)
  Acquisition of cable systems by subsidiaries of Tele-Communications,
   Inc. (Note 3).........................................................        --           --           --        58,081
                                                                            --------     --------     --------     --------
End of period............................................................   $323,378     $316,738     $181,709     $181,698
                                                                            ========     ========     ========     ========


    The accompanying notes are an integral part of these combined financial statements.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                New Mediacom              Old Mediacom
                                                                          ------------------------- -------------------------
                                                                                       Period from  Period from
                                                                           Year ended   March 1 to  January 1 to  Year ended
                                                                          December 31, December 31, February 28, December 31,
                                                                              2000         1999         1999         1998
                                                                          ------------ ------------ ------------ ------------
Cash Flows From Operating Activities
Excess of revenues over direct expenses..................................   $    415     $  6,070     $ 2,367      $ 15,496
Adjustments to reconcile excess of revenues over direct expenses to net cash provided by operating activities:
  Depreciation and amortization..........................................     22,937       17,280       2,178        12,452
  Changes in operating assets and liabilities:
  (Increase) decrease in trade and other receivables.....................        (43)        (631)         63          (170)
  (Increase) decrease in other assets....................................       (207)         103          77          (171)
  Increase (decrease) in accounts payable................................         62          (39)         72           344
  Increase (decrease) in accrued liabilities.............................         28        1,643        (936)          (84)
                                                                            --------     --------     -------      --------
    Net cash provided by operating activities............................     23,192       24,426       3,821        27,867
Cash Flows From Investing Activities
  Capital expenditures for property and equipment........................    (28,506)     (35,628)     (2,133)      (11,213)
                                                                            --------     --------     -------      --------
Cash Flows From Financing Activities
  Change in transfers from parent, net...................................      6,225       13,075      (2,356)      (15,940)
                                                                            --------     --------     -------      --------
Net increase (decrease) in cash and cash equivalents.....................        911        1,873        (668)          714
Cash and cash equivalents at beginning of period.........................      3,058        1,185       1,853         1,139
                                                                            --------     --------     -------      --------
Cash and cash equivalents at end of period...............................   $  3,969     $  3,058     $ 1,185      $  1,853
--------------------------------------------------
                                                                            ========     ========     =======      ========


    The accompanying notes are an integral part of these combined financial statements.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation and Summary of Significant Accounting Policies

   On February 26, 2001, subsidiaries of AT&T Corp. ("AT&T") entered into an agreement with Mediacom Communications Corporation ("Mediacom") under which such subsidiaries agreed to sell certain cable television systems serving approximately 148,000 customers, as of December 31, 2000, located in Georgia, and wholly owned by various cable subsidiaries and partnerships of AT&T, to Mediacom (the "Georgia Mediacom Systems").

   The accompanying combined financial statements include the specific accounts directly related to the activities of the Georgia Mediacom Systems. All significant inter-system accounts and transactions have been eliminated in combination. The combined net assets of the Georgia Mediacom Systems are referred to as "Parent's Investment."

   On March 9, 1999, AT&T acquired AT&T Broadband, LLC ("AT&T Broadband", formerly known as Tele-Communications, Inc.) in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999. The combined financial statements for periods prior to March 1, 1999 include the Georgia Mediacom Systems that were then owned by Tele-Communications, Inc and are referred to herein as "Old Mediacom." The combined financial statements for periods subsequent to February 28, 1999 are referred to herein as "New Mediacom." Due to the application of purchase accounting in connection with the AT&T Merger, the predecessor combined financial statements of Old Mediacom are not comparable to the successor combined financial statements of New Mediacom. In the following text "Georgia Mediacom Systems" and "Systems" refers to both Old Mediacom and New Mediacom.

   Certain costs of AT&T Broadband are charged to the Systems based primarily on Georgia Mediacom Systems' number of customers (see Note 4). Although such allocations are not necessarily indicative of the costs that would have been incurred by the Georgia Mediacom Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

   The net assets of the Systems are held by various wholly-owned subsidiaries and partnerships of AT&T Broadband. Accordingly, the balance sheets of Georgia Mediacom Systems do not reflect all of the assets and liabilities that would be indicative of a stand-alone business. The assets, liabilities, excess of revenues over direct expenses and cash flows of Georgia Mediacom Systems could differ from reported results had Georgia Mediacom Systems operated autonomously or as an entity independent of AT&T. In particular, Georgia Mediacom Systems does not constitute a taxable entity, and therefore, no provision has been made for income tax expense or benefit in the accompanying combined financial statements. In addition, no interest expense incurred by AT&T and its subsidiaries on their debt obligations has been allocated to Georgia Mediacom Systems.

Cash and cash equivalents

   Cash and cash equivalents consist of deposits with banks and financial institutions that are unrestricted as to withdrawal or use and have maturities of less than 90 days.

   AT&T performs cash management functions on behalf of AT&T Broadband, including the Georgia Mediacom Systems. Substantially all of the Systems' cash balances are swept to AT&T on a daily basis, where they are managed and invested by AT&T. Transfers of cash to and from AT&T are reflected as a component of Parent's investment, with no interest income or expense reflected. Net transfers to or from AT&T are assumed to be settled in cash. AT&T's capital contributions for purchase business combinations to the Systems have been treated as non-cash transactions.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


Property and Equipment

   Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations are capitalized. Interest capitalized was not significant for any periods presented.

   Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

   Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

Intangible Assets

   Intangible assets consist primarily of franchise costs and other intangibles for customer relationships. Franchise costs represent the difference between AT&T Broadband's allocated historical cost of acquired assets of Georgia Mediacom Systems and amounts allocated to the tangible assets. Franchise costs and customer relationships are generally amortized on a straight-line basis over 40 and 10 years, respectively. Costs incurred by Georgia Mediacom Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, generally 10 to 20 years.

Impairment of Long-lived Assets

   Management of the Systems periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds the fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Revenue Recognition

   Revenue for customer fees, equipment rental, advertising, pay-per-view programming and revenue sharing agreements is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

Statement of Cash Flows

   With the exception of certain system acquisitions, sales and asset transfers (see Note 3), transactions effected through the intercompany account due to
(from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

Stock-Based Compensation

   Stock-based compensation is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The Systems follow the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based
Compensation."

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


New Accounting Pronouncements

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB No. 101), "Revenue Recognition in Financial Statements." Registrants were required to apply the accounting and disclosures described in SAB No. 101 no later than the fourth quarter of 2000. The Systems are currently in compliance with the provisions of SAB No. 101. The adoption of SAB 101 did not have an impact on the results of operations, financial position or cash flows of the Systems.

Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. Intangibles

   Intangibles are summarized as follows:

                                                                December 31,
                                                              -----------------
                                                                2000     1999
                                                              -------- --------
                                                                 (Amounts in
                                                                 Thousands)
     Franchise costs......................................... $223,354 $223,354
     Other intangibles.......................................   16,078   16,078
                                                              -------- --------
                                                               239,432  239,432
     Less accumulated amortization...........................   14,739    7,785
                                                              -------- --------
     Intangibles, net........................................ $224,693 $231,647
                                                              ======== ========

   Amortization expense on franchise costs was $4,902,000, $4,084,000, $526,000 and $2,942,000 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively. Amortization expense for other intangibles was $2,052,000, $3,701,000, $0 and $0 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively.

3. Business Combinations

AT&T Merger

   The AT&T Merger has been accounted for using the purchase method of accounting and has been deemed to be effective as of March 1, 1999 for financial reporting purposes. Accordingly, the Georgia Mediacom Systems' portion of the allocation of AT&T's purchase price to acquire AT&T Broadband has been reflected in the combined financial statements of Georgia Mediacom Systems as of March 1, 1999.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   The following table reflects the March 1, 1999 assets and liabilities of New Mediacom, as adjusted to give effect for the purchase accounting adjustments resulting from the allocation to the net assets of the Systems of AT&T's purchase price to acquire AT&T Broadband:

                                                                       (Amounts
                                                                          in
                                                                      Thousands)
                                                                      ----------
      Assets
        Cash.........................................................  $  1,185
        Trade and other receivables..................................     2,605
        Property and equipment.......................................    56,253
        Intangible assets............................................   239,432
        Other assets.................................................       122
                                                                       --------
          Total assets...............................................  $299,597
                                                                       ========

      Liabilities and Parent's Investment
        Accounts payable and accrued expenses........................  $  2,004
        Parent's investment..........................................   297,593
                                                                       --------
          Total liabilities and parent's investment..................  $299,597
                                                                       ========

   As a result of the application of purchase accounting, Georgia Mediacom Systems recorded its assets and liabilities at their fair values on March 1, 1999. The most significant purchase accounting adjustments related to intangible assets. The intangible assets include $223.3 million assigned to Georgia Mediacom Systems' franchise costs and $16.1 million related to the value attributed to customer relationships.

Acquisition

   During January of 1998, Tele-Communications, Inc. paid cash to acquire a cable television system serving customers located in Georgia (the "1998 Acquisition"). The 1998 Acquisition was deemed to be effective as of January 1, 1998 for financial reporting purposes and the acquired system was recorded using the purchase method of accounting.

   The cable television system acquired by Tele-Communications, Inc. in the 1998 Exchange is included in the accompanying combined financial results of Georgia Mediacom Systems and is reflected as a contribution from Tele-Communications, Inc. Accordingly, the assets, liabilities, revenues and direct expenses of such system have been reflected in the combined financial statements of Georgia Mediacom Systems since January 1, 1998.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   The following table reflects the January 1, 1998 assets and liabilities of the 1998 Acquisition system contributed from Tele-Communications, Inc. to Georgia Mediacom Systems:

                                                                     (Amounts in
                                                                     Thousands)
                                                                     -----------
      Assets
        Property and equipment......................................   $ 1,076
        Intangible assets...........................................    57,005
                                                                       -------
          Total assets..............................................   $58,081
                                                                       =======
      Liabilities and Parent's Investment
        Parent's investment.........................................   $58,081
                                                                       -------
          Total liabilities and Parent's investment.................   $58,081
                                                                       =======

   The above operating assets and liabilities have been included in the accompanying combined financial statements at their fair values at January 1, 1998. The most significant purchase accounting adjustments related to intangible assets. The intangible assets represent franchise costs that are being amortized over 40 years.

Pro Forma Operating Results (unaudited)

   The following unaudited combined revenues and excess of revenues over direct expenses were prepared assuming the AT&T Merger occurred on January 1, 1998. These pro forma amounts are not necessarily indicative of operating results that would have occurred if the AT&T Merger had occurred on January 1, 1998, nor does it intend to be a projection of future results:

                                                             Old Mediacom
                                                       -------------------------
                                                       Period from
                                                       January 1 to  Year ended
                                                       February 28, December 31,
                                                           1999         1998
                                                       ------------ ------------
                                                        (Amounts in Thousands)
     Revenue..........................................   $11,990      $70,375
     Excess of revenues over direct expenses..........   $   768      $ 5,900

4. Parent's Investment

   Parent's investment in Georgia Mediacom Systems at December 31, 2000 and December 31, 1999 is summarized as follows:

                                                            December 31,
                                                       -----------------------
                                                          2000        1999
                                                       ----------- -----------
                                                       (Amounts in Thousands)
     Transfers from parent, net....................... $   316,893 $   310,668
     Cumulative excess of revenues over direct
      expenses since March 1, 1999....................       6,485       6,070
                                                       ----------- -----------
                                                       $   323,378 $   316,738
                                                       =========== ===========

   The non-interest bearing transfers from parent includes AT&T Broadband's equity in acquired systems, programming charges, management fees and advances for operations, acquisitions and construction costs, as well as the amounts charged as a result of the allocation of certain costs from AT&T.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

   As a result of AT&T Broadband's 100% ownership of Georgia Mediacom Systems, transfers from parent amounts have been classified as a component of Parent's investment in the accompanying combined balance sheets.

   Georgia Mediacom Systems purchases, at AT&T Broadband's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T Broadband. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

   Certain subsidiaries of AT&T Broadband provide administrative services to Georgia Mediacom Systems and have assumed managerial responsibility of Georgia Mediacom Systems' cable television system operations and construction. As compensation for these services, Georgia Mediacom Systems pay a monthly management fee calculated on a per-subscriber basis.

   The parent transfers and expense allocation activity consists of the following:

                                                                                New Mediacom              Old Mediacom
                                                                          ------------------------- -------------------------
                                                                                       Period from  Period from
                                                                           Year ended   March 1 to  January 1 to  Year ended
                                                                          December 31, December 31, February 28, December 31,
                                                                              2000         1999         1999         1998
                                                                          ------------ ------------ ------------ ------------
                                                                                        (Amounts in Thousands)
Beginning of period......................................................   $310,668     $297,593     $165,752     $149,812
  Programming charges....................................................     23,189       17,334        3,296       17,939
  Management fees........................................................      3,518        2,365          308        2,463
  Cable system acquisitions..............................................        --           --           --        58,081
  Cash transfers.........................................................    (20,482)      (6,624)      (5,960)     (62,543)
                                                                            --------     --------     --------     --------
End of period............................................................   $316,893     $310,668     $163,396     $165,752
                                                                            ========     ========     ========     ========

5. Employee Benefit and Stock-Based Compensation Plans

   AT&T sponsors savings plans for the majority of its employees. Prior to the AT&T Merger, Tele-Communications, Inc. also sponsored savings plans for the majority of its employees. The plans allow employees to contribute a portion of their pre-tax and/or after-tax income in accordance with specified guidelines. Employee contributions are matched up to certain limits. AT&T Broadband contributions for employees of Georgia Mediacom Systems amounted to $428,000 and $595,000 for the period March 1, 1999 to December 31, 1999 and the year ended December 31, 2000, respectively. Tele-Communications, Inc. contributions for employees of Georgia Mediacom Systems amounted to $496,000 and $86,000 for the year ended December 31, 1998 and the period January 1, 1999 to February 28, 1999, respectively.

   Under AT&T's 1997 Long-term Incentive Program (the "Program"), which was effective June 1, 1997, and amended on May 19, 1999 and March 14, 2000, AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options on the AT&T Wireless Group tracking stock. Employees of Georgia Mediacom Systems were eligible to receive stock options under this plan effective with the AT&T Merger (see Note 1).

   Under the Program, there were 150 million shares of AT&T common stock available for grant with a maximum of 22.5 million common shares that could be used for awards other than stock options. Beginning with January 1, 2000, the remaining shares available for grant at December 31 of the prior year, plus 1.75% of the shares of AT&T common stock outstanding on January 1 of each year, become available for grant. There is a maximum of 37.5 million shares that may be used for awards other than stock options. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over three or four years and are exercisable up to 10 years from the date of grant.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   Under the AT&T 1996 Employee Stock Purchase Plan (the "Plan"), which was effective July 1, 1996, AT&T is authorized to sell up to 75 million shares of AT&T common stock to its eligible employees. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day.

   The Systems apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for stock-based compensation plans for the Georgia Mediacom Systems.

   The Systems have adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." If the Systems had elected to recognize compensation costs based on the fair value at the date of grant for AT&T awards granted to Systems' employees in 2000, consistent with the provisions of SFAS No. 123, Georgia Mediacom Systems excess of direct expenses over revenues would have been adjusted to reflect additional compensation expense resulting in the following pro forma amounts:

                                                                     Year ended
                                                                    December 31,
                                                                        2000
                                                                    ------------
                                                                    (Amounts in
                                                                     Thousands)
      Excess of direct expenses over revenues......................    $(270)

   AT&T granted approximately 47,250 and 15,750 stock options to Georgia Mediacom Systems employees during 2000 for AT&T stock and AT&T Wireless Group tracking stock, respectively. At the date of grant, the exercise price for AT&T options and AT&T Wireless Group tracking stock options granted to AT&T Broadband employees during 2000 was $33.81 and $27.56, respectively. The fair value at date of grant for AT&T options and AT&T Wireless Group tracking stock options granted to AT&T Broadband employees during 2000 was $10.59 and $11.74, respectively, and was estimated using the Black-Scholes option-pricing model. The following assumptions were applied for 2000 for the AT&T options and the AT&T Wireless Group tracking stock options: (i) expected dividend yield of 1.7% and 0%, respectively, (ii) expected volatility rate of 34% and 55%, respectively, (iii) risk-free interest rate of 6.24% and 6.2%, respectively, and (iv) expected life of 4 and 3 years, respectively.

6. Commitments and Contingencies

   The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

   Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier.

   Management of the Systems believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' delinquency constitutes an invalid liquidated damage provision, a breach of contract and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In December 2000, a settlement agreement was approved by the Court with respect to certain late fee class action complaints, which involves certain subscribers of Georgia Mediacom Systems. Certain other plaintiff suits, involving Georgia Mediacom Systems, remain unresolved. The December 2000 and any future settlements are not expected to have a material impact on Georgia Mediacom Systems' financial condition or excess of revenues over direct expenses.

   Georgia Mediacom Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Georgia Mediacom Systems may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made.

   Georgia Mediacom Systems leases business offices, has entered into pole rental agreements and uses certain equipment under lease arrangements. Rental expense for such arrangements amounted to $1,085,000, $718,000, $203,000 and $615,000 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively.

   Future minimum lease payments under non-cancelable operating leases for each of the next five years are summarized as follows:

                                                                     (Amounts in
      December 31,                                                    Thousands)
      ------------                                                   -----------
       2001.........................................................   $  898
       2002.........................................................      977
       2003.........................................................    1,017
       2004.........................................................      937
       2005.........................................................      866
       Thereafter...................................................    1,273

   It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

       COMBINED STATEMENT OF ASSETS, LIABILITIES AND PARENT'S INVESTMENT
                                 (in thousands)


                                                                  March 31,
                                                              -----------------
                                                                2001     2000
                                                              -------- --------
                                                                 (unaudited)
Assets
Cash and cash equivalents.................................... $  5,505 $  3,279
Trade and other receivables, net of allowance for doubtful
 accounts
 of $174 and $197 at March 31, 2001 and 2000, respectively...    2,658    2,874
Property and equipment, at cost:
  Land.......................................................    1,098    1,098
  Distribution systems.......................................  108,669   90,251
  Support equipment and buildings............................   10,150    7,655
                                                              -------- --------
                                                               119,917   99,004
  Less accumulated depreciation..............................   28,050   11,461
                                                              -------- --------
  Property and equipment, net................................   91,867   87,543
Intangible assets, net.......................................  222,954  229,908
Other assets.................................................      103       39
                                                              -------- --------
    Total assets............................................. $323,087 $323,643
                                                              ======== ========
Liabilities and Parent's Investment
Accounts payable............................................. $    371 $    599
Accrued liabilities..........................................    2,927    2,648
                                                              -------- --------
    Total liabilities........................................    3,298    3,247
Parent's investment (Note 3).................................  319,789  320,396
                                                              -------- --------
Commitments and contingencies (Note 6)
                                                              -------- --------
    Total liabilities and parent's investment................ $323,087 $323,643
                                                              ======== ========


    The accompanying notes are an integral part of these combined financial statements.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

  COMBINED STATEMENTS OF REVENUES AND DIRECT EXPENSES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                               Three months
                                                                   ended
                                                                 March 31,
                                                             ------------------
                                                               2001      2000
                                                             --------  --------
                                                                (unaudited)
Revenue..................................................... $ 19,321  $ 18,977
Direct costs and expenses:
  Operating (Note 3)........................................   10,742     9,936
  Selling, general and administrative.......................    1,645     1,863
  Management fees (Note 3)..................................    1,417       663
  Restructuring charge (Note 5).............................      570       --
  Depreciation..............................................    4,604     3,840
  Amortization..............................................    1,739     1,739
                                                             --------  --------
  Excess (shortfall) of revenue over direct expenses........   (1,396)      936
  Parent's investment:
    Beginning of period.....................................  323,378   316,738
    Change in transfers from parent, net (Note 3)...........   (2,193)    2,722
                                                             --------  --------
  End of period............................................. $319,789  $320,396
                                                             ========  ========


    The accompanying notes are an integral part of these combined financial statements.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                          Three months ended
                                                              March 31,
                                                          --------------------
                                                            2001       2000
                                                          ---------  ---------
                                                             (unaudited)
Cash Flows From Operating Activities
Excess (shortfall) of revenue over direct expenses....... $  (1,396) $    936
Adjustments to reconcile excess (shortfall) of revenue
 over direct expenses to net cash provided by operating
 activities:
  Depreciation and amortization..........................     6,343     5,579
  Restructuring charge, net of payments..................       259       --
Changes in operating assets and liabilities:
  Decrease in trade and other receivables................       621       362
  (Increase) decrease in other assets....................       123       (20)
  Increase (decrease) in accounts payable................      (102)      188
  Decrease in accrued liabilities........................      (623)     (538)
                                                          ---------  --------
    Net cash provided by operating activities............     5,225     6,507
Cash Flows From Investing Activities
  Capital expenditures for property and equipment........    (1,496)   (9,008)
                                                          ---------  --------
Cash Flows From Financing Activities
  Change in transfers from parent, net...................    (2,193)    2,722
                                                          ---------  --------
Net increase in cash and cash equivalents................     1,536       221
Cash and cash equivalents at beginning of period.........     3,969     3,058
                                                          ---------  --------
Cash and cash equivalents at end of period............... $   5,505  $  3,279
                                                          =========  ========


    The accompanying notes are an integral part of these combined financial statements.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (unaudited)

1. Basis of Presentation and Summary of Significant Accounting Policies

   On February 26, 2001, subsidiaries of AT&T Corp. ("AT&T") entered into an agreement with Mediacom Communications Corporation ("Mediacom") under which such subsidiaries agreed to sell certain cable television systems serving approximately 148,000 customers, as of March 31, 2001, located in Georgia, and wholly owned by various cable subsidiaries and partnerships of AT&T, to Mediacom (the "Georgia Mediacom Systems" or the "Systems").

   In the opinion of management, the accompanying unaudited combined financial statements include all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented by the Systems. The excess (shortfall) of revenue over direct expenses for any interim period is not necessarily indicative of results for the full year. The unaudited combined financial statements and footnote disclosures should be read in conjunction with the audited combined financial statements and related notes thereto for the year ended December 31, 2000.

   The accompanying unaudited combined financial statements include the specific accounts directly related to the activities of the Georgia Mediacom Systems. All significant inter-system accounts and transactions have been eliminated in combination. The combined net assets of the Georgia Mediacom Systems are referred to as "Parent's Investment."

   On March 9, 1999, AT&T acquired AT&T Broadband, LLC ("AT&T Broadband", formerly known as Tele-Communications, Inc.) in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999.

   Certain costs of AT&T Broadband are charged to the Systems based primarily on Georgia Mediacom Systems' number of customers (see Note 3). Although such allocations are not necessarily indicative of the costs that would have been incurred by the Georgia Mediacom Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

   The net assets of the Systems are held by various wholly-owned subsidiaries and partnerships of AT&T Broadband. Accordingly, the unaudited financial statements of Georgia Mediacom Systems do not reflect all of the assets and liabilities that would be indicative of a stand-alone business. The assets, liabilities, excess of revenue over direct expenses and cash flows of Georgia Mediacom Systems could differ from reported results had Georgia Mediacom Systems operated autonomously or as an entity independent of AT&T. In particular, Georgia Mediacom Systems does not constitute a taxable entity, and therefore, no provision has been made for income tax expense or benefit in the accompanying unaudited combined financial statements. In addition, no interest expense incurred by AT&T and its subsidiaries on their debt obligations has been allocated to Georgia Mediacom Systems.

Cash and cash equivalents

   Cash and cash equivalents consist of deposits with banks and financial institutions that are unrestricted as to withdrawal or use and have maturities of less than 90 days.

   AT&T performs cash management functions on behalf of AT&T Broadband, including the Georgia Mediacom Systems. Substantially all of the Systems' cash balances are swept to AT&T on a daily basis, where they are managed and invested by AT&T. Transfers of cash to and from AT&T are reflected as a component of

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)

Parent's investment, with no interest income or expense reflected. Net transfers to or from AT&T are assumed to be settled in cash. AT&T's capital contributions for purchase business combinations to the Systems have been treated as non-cash transactions.

Property and Equipment

   Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations are capitalized. Interest capitalized was not significant for any periods presented.

   Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

   Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

Intangible Assets

   Intangible assets consist primarily of franchise costs and other intangibles for customer relationships. Franchise costs represent the difference between AT&T Broadband's allocated historical cost of acquired assets of Georgia Mediacom Systems and amounts allocated to the tangible assets. Franchise costs and customer relationships are generally amortized on a straight-line basis over 40 and 10 years, respectively. Costs incurred by Georgia Mediacom Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, generally 10 to 20 years.

Impairment of Long-lived Assets

   Management of the Systems periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds the fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Revenue Recognition

   Revenue for customer fees, equipment rental, advertising, pay-per-view programming and revenue sharing agreements is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

Statement of Cash Flows

   Transactions effected through the intercompany account due to (from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)

Stock-Based Compensation

   Stock-based compensation is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The Systems follow the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based
Compensation."

Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. Intangibles

   Intangibles are summarized as follows:

                                                                  March 31,
                                                              -----------------
                                                                2001     2000
                                                              -------- --------
                                                                 (Amounts in
                                                                 Thousands)
     Franchise costs......................................... $223,354 $223,354
     Other intangibles.......................................   16,078   16,078
                                                              -------- --------
                                                               239,432  239,432
     Less accumulated amortization...........................   16,478    9,524
                                                              -------- --------
     Intangibles, net........................................ $222,954 $229,908
                                                              ======== ========

   Amortization expense on franchise costs was $1,225,500 for the three months ended March 31, 2001 and 2000. Amortization expense for other intangibles was $513,500 for the three months ended March 31, 2001 and 2000.

3. Parent's Investment

     Parent's investment in Georgia Mediacom Systems is summarized as follows:

                                                                March 31,
                                                            ------------------
                                                              2001      2000
                                                            --------- --------
                                                               (Amounts in
                                                                Thousands)
     Transfers from parent, net............................ $ 314,700 $313,390
     Cumulative excess of revenue over direct expenses
      since March 1, 1999..................................     5,089    7,006
                                                            --------- --------
                                                            $ 319,789 $320,396
                                                            ========= ========

   The non-interest bearing transfers from parent includes AT&T Broadband's equity in acquired systems, programming charges, management fees and advances for operations, acquisitions and construction costs, as well as the amounts charged as a result of the allocation of certain costs from AT&T.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)


   As a result of AT&T Broadband's 100% ownership of Georgia Mediacom Systems, transfers from parent amounts have been classified as a component of Parent's investment in the accompanying combined balance sheets.

   Georgia Mediacom Systems purchases, at AT&T Broadband's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T Broadband. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

   Certain subsidiaries of AT&T Broadband provide administrative services to Georgia Mediacom Systems and have assumed managerial responsibility of Georgia Mediacom Systems' cable television system operations and construction. As compensation for these services, Georgia Mediacom Systems pay a monthly management fee calculated on a per-subscriber basis.

   The parent transfers and expense allocation activity consists of the following:

                                                               Three months
                                                              ended March 31,
                                                             ------------------
                                                               2001      2000
                                                             --------  --------
                                                                (Amounts in
                                                                Thousands)
     Beginning of period.................................... $316,893  $310,668
       Programming charges..................................    6,347     5,723
       Management fees......................................    1,417       663
       Cash transfers.......................................   (9,957)   (3,664)
                                                             --------  --------
     End of period.......................................... $314,700  $313,390
                                                             ========  ========

4. Employee Benefit and Stock-Based Compensation Plans

   AT&T sponsors savings plans for the majority of its employees. The plan allows employees to contribute a portion of their pre-tax and/or after-tax income in accordance with specified guidelines. Employee contributions are matched up to certain limits. AT&T Broadband contributions for employees of Georgia Mediacom Systems amounted to $89,000 and $137,000 for the three months ended March 31, 2001 and 2000, respectively.

   Under AT&T's 1997 Long-term Incentive Program (the "Program"), which was amended March 14, 2000, AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options on the AT&T Wireless Group tracking stock. Employees of Georgia Mediacom Systems were eligible to receive stock options under this plan effective with the AT&T Merger (see Note 1).

   Under the Program, there were 150 million shares of AT&T common stock available for grant with a maximum of 22.5 million common shares that could be used for awards other than stock options. Beginning with January 1, 2000, the remaining shares available for grant at December 31 of the prior year, plus 1.75% of the shares of AT&T common stock outstanding on January 1 of each year, become available for grant. There is a maximum of 37.5 million shares that may be used for awards other than stock options. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over three or four years and are exercisable up to 10 years from the date of grant. There were no stock option grants to the Systems' employees under this plan during the three months ended March 31, 2001 and 2000.

   Under the AT&T 1996 Employee Stock Purchase Plan (the "Plan"), which was effective July 1, 1996, AT&T is authorized to sell up to 75 million shares of AT&T common stock to its eligible employees. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)

stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day. Employees of Georgia Mediacom Systems were eligible to participate in the Plan effective with the AT&T Merger (see Note 1).

5. Restructuring charge

   As part of a cost reduction plan undertaken by AT&T Broadband in 2001, certain employees of the Systems were terminated, resulting in a restructuring charge of approximately $570,000 during the three months ended March 31, 2001. Terminated employees primarily performed customer service and field operations functions. The restructuring charge consists of severance and other employee benefits. As of March 31, 2001, $311,000 of the charge has been paid in cash, with the balance expected to be paid within 30 days.

6. Commitments and Contingencies

   The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

   Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier.

   Management of the Systems believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

   Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' delinquency constitutes an invalid liquidated damage provision, a breach of contract and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In December 2000, a settlement agreement was approved by the Court with respect to certain late fee class action complaints, which involves certain subscribers of Georgia Mediacom Systems. Certain other plaintiff suits, involving Georgia Mediacom Systems, remain unresolved. The December 2000 settlement and any future settlements are not expected to have a material impact on Georgia Mediacom Systems' financial condition or excess (shortfall) of revenue over direct expenses.

   Georgia Mediacom Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Georgia Mediacom Systems may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made.

   Georgia Mediacom Systems leases business offices, has entered into pole rental agreements and uses certain equipment under operating lease arrangements. Rental expense for such arrangements amounted to $209,000 and $295,000 for the three months ended March 31, 2001 and 2000, respectively. It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

                       Report of Independent Accountants

To the Board of Directors of
 AT&T Broadband LLC:

   In our opinion, the accompanying combined statements of assets, liabilities and parent's investment and the related combined statements of revenues and direct expenses and of parent's investment and of cash flows present fairly, in all material respects, the assets, liabilities and parent's investment of Southern Illinois Mediacom Systems (a combination of certain assets as defined in Note 1 to the combined financial statements) at December 31, 2000 and December 31, 1999, and the excess of their revenues over direct expenses and their cash flows for the year ended December 31, 2000, and the period March 1, 1999 to December 31, 1999 ("New Mediacom"), and the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998 ("Old Mediacom") in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   As discussed in Note 1, effective March 9, 1999, AT&T Corp., the parent company of New Mediacom, acquired Tele-Communications, Inc., parent company of Old Mediacom, in a business combination accounted for as a purchase. As a result of the acquisition, the combined financial information for the periods after the acquisition is presented on a different basis than that for the periods before the acquisition and therefore, is not comparable.

PricewaterhouseCoopers LLP

Denver, Colorado
April 9, 2001

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

       COMBINED STATEMENT OF ASSETS, LIABILITIES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                               December 31,
                                                             -----------------
                                                               2000     1999
                                                             -------- --------
Assets
Cash and cash equivalents................................... $    417 $    254
Trade and other receivables, net of allowance for doubtful
 accounts of $14 and $13 at December 31, 2000 and 1999,
 respectively...............................................      413      529
Property and equipment, at cost:
  Land......................................................      149      146
  Distribution systems......................................   21,575   21,193
  Support equipment and buildings...........................    2,338    2,204
                                                             -------- --------
                                                               24,062   23,543
  Less accumulated depreciation.............................    5,588    2,167
                                                             -------- --------
  Property and equipment, net...............................   18,474   21,376
  Intangible assets, net....................................  164,958  169,697
  Other assets..............................................       20       18
                                                             -------- --------
    Total assets............................................ $184,282 $191,874
                                                             ======== ========
Liabilities and Parent's Investment
Accounts payable............................................ $    170 $    140
Accrued liabilities.........................................    1,212    1,213
                                                             -------- --------
    Total liabilities.......................................    1,382    1,353
Parent's investment (Note 4)................................  182,900  190,521
Commitments and contingencies (Note 6)
                                                             -------- --------
    Total liabilities and parent's investment............... $184,282 $191,874
                                                             ======== ========


    The accompanying notes are an integral part of these combined financial statements.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

  COMBINED STATEMENTS OF REVENUES AND DIRECT EXPENSES AND PARENT'S INVESTMENT
                                 (in thousands)

                                New Mediacom              Old Mediacom
                          ------------------------- -------------------------
                                       Period from  Period from
                           Year ended   March 1 to  January 1 to  Year ended
                          December 31, December 31, February 28, December 31,
                              2000         1999         1999         1998
                          ------------ ------------ ------------ ------------
Revenue..................   $ 30,335     $ 23,926     $ 4,285      $25,481
Direct costs and
 expenses:
  Operating (Note 4).....     14,150       11,488       1,947       11,719
  Selling, general and
   administrative........      2,993        2,420         534        1,413
  Management fees (Note
   4)....................      1,634        1,216         292          852
  Depreciation...........      3,499        2,483         554        3,354
  Amortization...........      4,739        3,882         115          694
                            --------     --------     -------      -------
    Excess of revenues
     over direct
     expenses............      3,320        2,437         843        7,449
Parent's investment:
Beginning of period......    190,521      172,991      38,729       39,532
Change in transfers from
 parent, net (Note 4)....    (10,941)      (8,432)        379       (8,252)
Acquisition of cable
 systems by AT&T
 Broadband (Note 3)......        --        23,525         --           --
                            --------     --------     -------      -------
End of period............   $182,900     $190,521     $39,951      $38,729
                            ========     ========     =======      =======


    The accompanying notes are an integral part of these combined financial statements.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                 New Mediacom              Old Mediacom
                           ------------------------- -------------------------
                                        Period from  Period from
                            Year ended   March 1 to  January 1 to  Year ended
                           December 31, December 31, February 28, December 31,
                               2000         1999         1999         1998
                           ------------ ------------ ------------ ------------
Cash Flows From Operating
 Activities
Excess of revenues over
 direct expenses.........    $  3,320     $ 2,437      $   843      $ 7,449
Adjustments to reconcile
 excess of revenues over
 direct expenses to net
 cash provided by
 operating activities:
  Depreciation and
   amortization..........       8,238       6,365          669        4,048
Changes in operating
 assets and liabilities:
  (Increase) decrease in
   trade and other
   receivables...........         116        (112)        (211)         162
  (Increase) decrease in
   other assets..........          (2)         38          (18)          (4)
  Increase in accounts
   payable...............          30          18           22           83
  Increase (decrease) in
   accrued liabilities...          15         643         (561)          61
                             --------     -------      -------      -------
    Net cash provided by
     operating
     activities..........      11,717       9,389          744       11,799
Cash Flows From Investing
 Activities
  Capital expenditures
   for property and
   equipment.............        (613)     (1,226)      (1,029)      (3,610)
                             --------     -------      -------      -------
Cash Flows From Financing
 Activities
  Change in transfers
   from parent, net......     (10,941)     (8,432)         379       (8,252)
                             --------     -------      -------      -------
Net increase (decrease)
 in cash and cash
 equivalents.............         163        (269)          94          (63)
Cash and cash equivalents
 at beginning of period..         254         523          429          492
                             --------     -------      -------      -------
Cash and cash equivalents
 at end of period........    $    417     $   254      $   523      $   429
                             ========     =======      =======      =======


    The accompanying notes are an integral part of these combined financial statements.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation and Summary of Significant Accounting Policies

   On February 26, 2001, subsidiaries of AT&T Corp. ("AT&T") entered into an agreement with Mediacom Communications Corporation ("Mediacom") under which such subsidiaries agreed to sell certain cable television systems serving approximately 55,000 customers, as of December 31, 2000, located primarily in Southern Illinois, and wholly owned by various cable subsidiaries and partnerships of AT&T, to Mediacom (the "Southern Illinois Mediacom Systems").

   The accompanying combined financial statements include the specific accounts directly related to the activities of the Southern Illinois Mediacom Systems. All significant inter-system accounts and transactions have been eliminated in combination. The combined net assets of the Southern Illinois Mediacom Systems are referred to as "Parent's Investment."

   On March 9, 1999, AT&T acquired AT&T Broadband, LLC ("AT&T Broadband", formerly known as Tele-Communications, Inc.) in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999. The combined financial statements for periods prior to March 1, 1999 include the Southern Illinois Mediacom Systems that were then owned by Tele-Communications, Inc. and are referred to herein as "Old Mediacom." The combined financial statements for periods subsequent to February 28, 1999 are referred to herein as "New Mediacom." Due to the application of purchase accounting in connection with the AT&T Merger, the predecessor combined financial statements of Old Mediacom are not comparable to the successor combined financial statements of New Mediacom. In the following text, "Southern Illinois Mediacom Systems" and "Systems" refers to both Old Mediacom and New Mediacom.

   As further described in Note 3, certain of the cable systems included in the combined financial statements for periods after March 1, 1999 were acquired by AT&T and its subsidiaries in 1999. The Southern Illinois Mediacom Systems combined financial statements include the assets, liabilities and results of operations for such cable systems since their acquisition date.

   The net assets of the Systems are held by various wholly-owned subsidiaries and partnerships of AT&T Broadband. Accordingly, the balance sheets of Southern Illinois Mediacom Systems do not reflect all of the assets and liabilities that would be indicative of a stand-alone business. The assets, liabilities, excess of revenues over direct expenses and cash flows of Southern Illinois Mediacom Systems could differ from reported results had Southern Illinois Mediacom Systems operated autonomously or as an entity independent of AT&T. In particular, Southern Illinois Mediacom Systems does not constitute a taxable entity, and therefore, no provision has been made for income tax expense or benefit in the accompanying combined financial statements. In addition, no interest expense incurred by AT&T and its subsidiaries on their debt obligations has been allocated to Southern Illinois Mediacom Systems.

   Certain costs of AT&T Broadband are charged to the Systems based primarily on Southern Illinois Mediacom Systems' number of customers (see Note 4). Although such allocations are not necessarily indicative of the costs that would have been incurred by the Southern Illinois Mediacom Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

Cash and cash equivalents

   Cash and cash equivalents consist of deposits with banks and financial institutions that are unrestricted as to withdrawal or use and have maturities of less than 90 days.

   AT&T performs cash management functions on behalf of AT&T Broadband, including the Southern Illinois Mediacom Systems. Substantially all of the Systems' cash balances are swept to AT&T on a daily basis,

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

where they are managed and invested by AT&T. Transfers of cash to and from AT&T are reflected as a component of Parent's investment, with no interest income or expense reflected. Net transfers to or from AT&T are assumed to be settled in cash. AT&T's capital contributions for purchase business combinations to the Systems have been treated as non-cash transactions.

Property and Equipment

   Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations are capitalized. Interest capitalized was not significant for any periods presented.

   Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

   Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

Intangible Assets

   Intangible assets consist primarily of franchise costs and intangibles for customer relationships. Franchise costs represent the difference between AT&T Broadband's allocated historical cost of acquired assets of Southern Illinois Mediacom Systems and amounts allocated to the tangible assets. Franchise costs and customer relationships are generally amortized on a straight-line basis over 40 and 10 years, respectively. Costs incurred by Southern Illinois Mediacom Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, generally 10 to 20 years.

Impairment of Long-lived Assets

   Management of the Systems periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds the fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Revenue Recognition

   Revenue for customer fees, equipment rental, advertising, pay-per-view programming and revenue sharing agreements is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

Statement of Cash Flows

   With the exception of certain system acquisitions, sales and asset transfers (see Note 3), transactions effected through the intercompany account due to
(from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


Stock-Based Compensation

   Stock-based compensation is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The Systems follow the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based
Compensation."

New Accounting Pronouncements

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB No. 101), "Revenue Recognition in Financial Statements." Registrants were required to apply the accounting and disclosures described in SAB No. 101 no later than the fourth quarter of 2000. The Systems are currently in compliance with the provisions of SAB No. 101. The adoption of SAB 101 did not have an impact on the results of operations, financial position or cash flows of the Systems.

Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. Intangibles

   Intangibles are summarized as follows:

                                                             December 31,
                                                        -----------------------
                                                           2000        1999
                                                        ----------- -----------
                                                        (Amounts in Thousands)
   Franchise costs..................................... $   166,559 $   166,559
   Other intangibles...................................       7,020       7,020
                                                        ----------- -----------
                                                            173,579     173,579
   Less accumulated amortization.......................       8,621       3,882
                                                        ----------- -----------
     Intangibles, net.................................. $   164,958 $   169,697
                                                        =========== ===========

   Amortization expense on franchise costs was $3,987,000, $3,255,000, $115,000 and $694,000 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively. Amortization expense for other intangibles was $752,000, $627,000, $0 and $0 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively.

3. Business Combinations

AT&T Merger

   The AT&T Merger has been accounted for using the purchase method of accounting and has been deemed to be effective as of March 1, 1999 for financial reporting purposes. Accordingly, the Southern Illinois Mediacom Systems' portion of the allocation of AT&T's purchase price to acquire AT&T Broadband has been reflected in the combined financial statements of Southern Illinois Mediacom Systems as of March 1, 1999.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   The following table reflects the March 1, 1999 assets and liabilities of New Mediacom, as adjusted to give effect for the purchase accounting adjustments resulting from the allocation to the net assets of the Systems of AT&T's purchase price to acquire AT&T Broadband:

                                                                     (Amounts in
                                                                     Thousands)
                                                                     -----------
     Assets
       Cash.........................................................  $    471
       Trade and other receivables..................................     1,364
       Property and equipment.......................................    13,518
       Intangible assets............................................   158,338
       Other assets.................................................        75
                                                                      --------
         Total assets...............................................  $173,766
                                                                      ========
     Liabilities and Parent's Investment
       Accounts payable and accrued expenses........................  $    775
       Parent's investment..........................................   172,991
                                                                      --------
         Total liabilities and parent's investment..................  $173,766
                                                                      ========

   As a result of the application of purchase accounting, Southern Illinois Mediacom Systems recorded its assets and liabilities at their fair values on March 1, 1999. The most significant purchase accounting adjustments related to intangible assets. The intangible assets include $151.3 million assigned to Southern Illinois Mediacom Systems' franchise costs and $7.0 million related to the value attributed to customer relationships.

Exchange

   During June of 1999, AT&T Broadband paid cash and traded cable television systems in exchange for cable television systems serving customers located in Southern Illinois (the "1999 Exchange"). The 1999 Exchange was consummated pursuant to an agreement that was executed in November 1998. The 1999 Exchange was deemed to be effective as of June 1, 1999 for financial reporting purposes and the acquired systems were recorded using the purchase method of accounting.

   Certain of the cable television systems acquired by AT&T Broadband in the 1999 Exchange are included in the accompanying combined financial results of Southern Illinois Mediacom Systems and are reflected as a contribution from AT&T Broadband. Accordingly, the assets, liabilities, revenues and direct expenses of such systems have been reflected in the combined financial statements of Southern Illinois Mediacom Systems since June 1, 1999.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

   The following table reflects the June 1, 1999 assets and liabilities of the 1999 Exchange systems contributed from AT&T Broadband to Southern Illinois Mediacom Systems:

                                                                     (Amounts in
                                                                     Thousands)
                                                                     -----------
     Assets
       Property and equipment.......................................   $ 8,284
       Intangible assets............................................    15,241
                                                                       -------
         Total assets...............................................   $23,525
                                                                       =======
     Liabilities and parent's Investment
       Parent's investment..........................................   $23,525
                                                                       -------
         Total liabilities and parent's investment..................   $23,525
                                                                       =======

   The above operating assets and liabilities have been included in the accompanying combined financial statements at their fair values at June 1, 1999. The most significant purchase accounting adjustments related to intangible assets. The intangible assets include approximately $15.2 million of franchise costs that are being amortized over 40 years.

Pro Forma Operating Results (unaudited)

   The following unaudited combined revenues and excess of revenues over direct expenses were prepared assuming the AT&T Merger and the 1999 Exchange occurred on January 1, 1998. These pro forma amounts are not necessarily indicative of operating results that would have occurred if the AT&T Merger and the 1999 Exchange had occurred on January 1, 1998, nor does it intend to be a projection of future results:

                                        New Mediacom       Old Mediacom
                                        ------------ -------------------------
                                        Period from  Period from
                                         March 1 to  January 1 to  Year ended
                                        December 31, February 28, December 31,
                                            1999         1999         1998
                                        ------------ ------------ ------------
                                                (Amounts in Thousands)
   Revenue.............................   $24,195       $4,393      $26,126
   Excess of revenues over direct
    expenses...........................   $ 2,099       $   60      $ 2,315

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


4. Parent's Investment

   Parent's investment in Southern Illinois Mediacom Systems at December 31, 2000 and December 31, 1999 is summarized as follows:

                                                               December 31,
                                                             -----------------
                                                               2000     1999
                                                             -------- --------
                                                                (Amounts in
                                                                Thousands)
   Transfers from parent, net............................... $177,143 $188,084
   Cumulative excess of revenues over direct expenses since
    March 1, 1999...........................................    5,757    2,437
                                                             -------- --------
                                                             $182,900 $190,521
                                                             ======== ========

   The non-interest bearing transfers from parent includes AT&T Broadband's equity in acquired systems, programming charges, management fees and advances for operations, acquisitions and construction costs, as well as the amounts charged as a result of the allocation of certain costs from AT&T.

   As a result of AT&T Broadband's 100% ownership of Southern Illinois Mediacom Systems, transfers from parent amounts have been classified as a component of Parent's investment in the accompanying combined balance sheets.

   Southern Illinois Mediacom Systems purchases, at AT&T Broadband's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T Broadband. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

   Certain subsidiaries of AT&T Broadband provide administrative services to Southern Illinois Mediacom Systems and have assumed managerial responsibility of Southern Illinois Mediacom Systems' cable television system operations and construction. As compensation for these services, Southern Illinois Mediacom Systems pay a monthly management fee calculated on a per-subscriber basis.

   The parent transfers and expense allocation activity consist of the following:

                                                                                New Mediacom              Old Mediacom
                                                                          ------------------------- -------------------------
                                                                                       Period from  Period from
                                                                           Year ended   March 1 to  January 1 to  Year ended
                                                                          December 31, December 31, February 28, December 31,
                                                                              2000         1999         1999         1998
                                                                          ------------ ------------ ------------ ------------
                                                                                        (Amounts in Thousands)
Beginning of period......................................................   $188,084     $172,991     $31,419      $ 39,671
  Programming charges....................................................      7,527        5,548       1,100         5,829
  Management fees........................................................      1,634        1,216         292           852
  Cable system acquisitions..............................................        --        23,525         --            --
  Cash transfers.........................................................    (20,102)     (15,196)     (1,013)      (14,933)
                                                                            --------     --------     -------      --------
End of period............................................................   $177,143     $188,084     $31,798      $ 31,419
                                                                            ========     ========     =======      ========

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


5. Employee Benefit and Stock-Based Compensation Plans

   AT&T sponsors savings plans for the majority of its employees. Prior to the AT&T Merger, Tele-Communications, Inc. also sponsored savings plans for the majority of its employees. The plans allow employees to contribute a portion of their pre-tax and/or after-tax income in accordance with specified guidelines. Employee contributions are matched up to certain limits. AT&T Broadband contributions for employees of Southern Illinois Mediacom Systems amounted to $228,000 and $283,000 for the period March 1, 1999 to December 31, 1999 and the year ended December 31, 2000, respectively. Tele-Communications, Inc. contributions for employees of Southern Illinois Mediacom Systems amounted to $263,000 and $45,600 for the year ended December 31, 1998 and the period January 1, 1999 to February 28, 1999, respectively.

   Under AT&T's 1997 Long-term Incentive Program (the "Program"), which was effective June 1, 1997, and amended on May 19, 1999 and March 14, 2000, AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options on the AT&T Wireless Group tracking stock. Employees of Southern Illinois Mediacom Systems were eligible to receive stock options under this plan effective with the AT&T Merger (see Note 1).

   Under the Program, there were 150 million shares of AT&T common stock available for grant with a maximum of 22.5 million common shares that could be used for awards other than stock options. Beginning with January 1, 2000, the remaining shares available for grant at December 31 of the prior year, plus 1.75% of the shares of AT&T common stock outstanding on January 1 of each year, become available for grant. There is a maximum of 37.5 million shares that may be used for awards other than stock options. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over three or four years and are exercisable up to 10 years from the date of grant.

   Under the AT&T 1996 Employee Stock Purchase Plan (the "Plan"), which was effective July 1, 1996, AT&T is authorized to sell up to 75 million shares of AT&T common stock to its eligible employees. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day.

   The Systems apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for stock-based compensation plans for the Southern Illinois Mediacom Systems.

   The Systems have adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." If the Systems had elected to recognize compensation costs based on the fair value at the date of grant for AT&T awards granted to Systems' employees in 2000, consistent with the provisions of SFAS No. 123, Southern Illinois Mediacom Systems' excess revenues over direct expenses would have been adjusted to reflect additional compensation expense resulting in the following pro forma amounts:

                                                                     Year ended
                                                                    December 31,
                                                                        2000
                                                                    ------------
                                                                    (Amounts in
                                                                     Thousands)
      Excess of revenues over direct expenses......................    $3,063

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   AT&T granted approximately 17,700 and 5,900 stock options to Missouri Mediacom Systems' employees during 2000 for AT&T stock and AT&T Wireless Group tracking stock, respectively. At the date of grant, the exercise price for AT&T options and AT&T Wireless Group tracking stock options granted to AT&T Broadband employees during 2000 was $33.81 and $27.56, respectively. The fair value at date of grant for AT&T options and AT&T Wireless Group tracking stock options granted to AT&T Broadband employees during 2000 was $10.59 and $11.74, respectively, and was estimated using the Black-Scholes option-pricing model. The following assumptions were applied for 2000 for the AT&T options and the AT&T Wireless Group tracking stock options: (i) expected dividend yield of 1.7% and 0%, respectively, (ii) expected volatility rate of 34% and 55%, respectively, (iii) risk-free interest rate of 6.24% and 6.2%, respectively, and (iv) expected life of 4 and 3 years, respectively.

6. Commitments and Contingencies

   The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

   Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier.

   Management of the Systems believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

   Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' delinquency constitutes an invalid liquidated damage provision, a breach of contract and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In December 2000, a settlement agreement was approved by the Court with respect to certain late fee class action complaints, which involves certain subscribers of Southern Illinois Mediacom Systems. Certain other plaintiff suits, involving Southern Illinois Mediacom Systems, remain unresolved. The December 2000 and any future settlements are not expected to have a material impact on Southern Illinois Mediacom Systems' financial condition or excess of revenues over direct expenses.

   Southern Illinois Mediacom Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible, Southern Illinois Mediacom Systems may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made.

   Southern Illinois Mediacom Systems leases business offices, has entered into pole rental agreements and uses certain equipment under lease arrangements. Rental expense for such arrangements amounted to $171,000, $177,000, $26,000 and $115,000 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

   Future minimum lease payments under non-cancelable operating leases for each of the next five years are summarized as follows:

                                                                       (Amounts
                                                                          in
      December 31,                                                    Thousands)
      ------------                                                    ----------
       2001..........................................................    $119
       2002..........................................................      98
       2003..........................................................      98
       2004..........................................................      92
       2005..........................................................      72
       Thereafter....................................................     --

   It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

       COMBINED STATEMENT OF ASSETS, LIABILITIES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                                  March 31,
                                                              -----------------
                                                                2001     2000
                                                              -------- --------
                                                                 (unaudited)
Assets
Cash and cash equivalents.................................... $  1,274 $    520
Trade and other receivables, net of allowance for doubtful
 accounts of $122 and $66 at March 31, 2001 and 2000,
 respectively................................................      822      480
Property and equipment, at cost:
  Land.......................................................      153      146
  Distribution systems.......................................   22,738   21,625
  Support equipment and buildings............................    2,409    2,254
                                                              -------- --------
                                                                25,300   24,025
  Less accumulated depreciation..............................    6,452    3,008
                                                              -------- --------
  Property and equipment, net................................   18,848   21,017
  Intangible assets, net.....................................  163,773  168,512
  Other assets...............................................      117      100
                                                              -------- --------
    Total assets............................................. $184,834 $190,629
                                                              ======== ========
Liabilities and Parent's Investment
Accounts payable............................................. $    259 $    216
Accrued liabilities..........................................      966      935
                                                              -------- --------
    Total liabilities........................................    1,225    1,151
Parent's investment (Note 3).................................  183,609  189,478
                                                              -------- --------
Commitments and contingencies (Note 5)
    Total liabilities and parent's investment................ $184,834 $190,629
                                                              ======== ========


    The accompanying notes are an integral part of these combined financial statements.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                      COMBINED STATEMENTS OF REVENUES AND
                    DIRECT EXPENSES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                                Three months
                                                                    ended
                                                                  March 31,
                                                              -----------------
                                                                2001     2000
                                                              -------- --------
                                                                 (unaudited)
Revenue...................................................... $  6,843 $  6,810
Direct costs and expenses:
  Operating (Note 3).........................................    3,462    3,214
  Selling, general and administrative........................      619      587
  Management fees (Note 3)...................................      651      365
  Depreciation...............................................      864      841
  Amortization...............................................    1,185    1,185
                                                              -------- --------
    Excess of revenue over direct expenses...................       62      618
Parent's investment:
Beginning of period..........................................  182,900  190,521
Change in transfers from parent, net (Note 3)................      647   (1,661)
                                                              -------- --------
End of period................................................ $183,609 $189,478
                                                              ======== ========


    The accompanying notes are an integral part of these combined financial statements.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                              Three months
                                                             ended March 31,
                                                             ----------------
                                                              2001     2000
                                                             -------  -------
                                                               (unaudited)
Cash Flows From Operating Activities
Excess of revenue over direct expenses...................... $    62  $   618
Adjustments to reconcile excess of revenue over direct
 expenses to net cash provided by operating activities:
  Depreciation and amortization.............................   2,049    2,026
Changes in operating assets and liabilities:
  (Increase) decrease in trade and other receivables........    (409)      49
  Increase in other assets..................................     (97)     (82)
  Increase in accounts payable..............................      89       76
  Decrease in accrued liabilities...........................    (246)    (278)
                                                             -------  -------
    Net cash provided by operating activities...............   1,448    2,409
Cash Flows From Investing Activities
  Capital expenditures for property and equipment...........  (1,238)    (482)
                                                             -------  -------
Cash Flows From Financing Activities
  Change in transfers from parent, net......................     647   (1,661)
                                                             -------  -------
Net increase in cash and cash equivalents...................     857      266
Cash and cash equivalents at beginning of period............     417      254
                                                             -------  -------
Cash and cash equivalents at end of period.................. $ 1,274  $   520
                                                             =======  =======



    The accompanying notes are an integral part of these combined financial statements.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (unaudited)

1. Basis of Presentation and Summary of Significant Accounting Policies

   On February 26, 2001, subsidiaries of AT&T Corp. ("AT&T") entered into an agreement with Mediacom Communications Corporation ("Mediacom") under which such subsidiaries agreed to sell certain cable television systems serving approximately 55,000 customers, as of March 31, 2001, located primarily in Southern Illinois, and wholly owned by various cable subsidiaries and partnerships of AT&T, to Mediacom (the "Southern Illinois Mediacom Systems" or the "Systems").

   In the opinion of management, the accompanying unaudited combined financial statements include all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented by the Systems. The excess of revenue over direct expenses for any interim period is not necessarily indicative of results for the full year. The unaudited combined financial statements and footnote disclosures should be read in conjunction with the audited combined financial statements and related notes thereto for the year ended December 31, 2000.

   The accompanying unaudited combined financial statements include the specific accounts directly related to the activities of the Southern Illinois Mediacom Systems. All significant inter-system accounts and transactions have been eliminated in combination. The combined net assets of the Southern Illinois Mediacom Systems are referred to as "Parent's Investment."

   On March 9, 1999, AT&T acquired AT&T Broadband, LLC ("AT&T Broadband", formerly known as Tele-Communications, Inc.) in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999.

   Certain costs of AT&T Broadband are charged to the Systems based primarily on Southern Illinois Mediacom Systems' number of customers (see Note 3). Although such allocations are not necessarily indicative of the costs that would have been incurred by the Southern Illinois Mediacom Systems on a stand-alone basis, management believes that the resulting allocated amounts are reasonable.

   The net assets of the Systems are held by various wholly-owned subsidiaries and partnerships of AT&T Broadband. Accordingly, the unaudited financial statements of Southern Illinois Mediacom Systems do not reflect all of the assets and liabilities that would be indicative of a stand-alone business. The assets, liabilities, excess of revenue over direct expenses and cash flows of Southern Illinois Mediacom Systems could differ from reported results had Southern Illinois Mediacom Systems operated autonomously or as an entity independent of AT&T. In particular, Southern Illinois Mediacom Systems does not constitute a taxable entity and, therefore, no provision has been made for income tax expense or benefit in the accompanying unaudited combined financial statements. In addition, no interest expense incurred by AT&T and its subsidiaries on their debt obligations has been allocated to Southern Illinois Mediacom Systems.

Cash and cash equivalents

   Cash and cash equivalents consist of deposits with banks and financial institutions that are unrestricted as to withdrawal or use and have maturities of less than 90 days.

   AT&T performs cash management functions on behalf of AT&T Broadband, including the Southern Illinois Mediacom Systems. Substantially all of the Systems' cash balances are swept to AT&T on a daily basis, where they are managed and invested by AT&T. Transfers of cash to and from AT&T are reflected as a

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)

component of Parent's investment, with no interest income or expense reflected. Net transfers to or from AT&T are assumed to be settled in cash. AT&T's capital contributions for purchase business combinations to the Systems have been treated as non-cash transactions.

Property and Equipment

   Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations are capitalized. Interest capitalized was not significant for any periods presented.

   Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

   Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

Intangible Assets

   Intangible assets consist primarily of franchise costs and intangibles for customer relationships. Franchise costs represent the difference between AT&T Broadband's allocated historical cost of acquired assets of Southern Illinois Mediacom Systems and amounts allocated to the tangible assets. Franchise costs and customer relationships are generally amortized on a straight-line basis over 40 and 10 years, respectively. Costs incurred by Southern Illinois Mediacom Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, generally 10 to 20 years.

Impairment of Long-lived Assets

   Management of the Systems periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds the fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Revenue Recognition

   Revenue for customer fees, equipment rental, advertising, pay-per-view programming and revenue sharing agreements is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

Statement of Cash Flows

   Transactions effected through the intercompany account due to (from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)


Stock-Based Compensation

   Stock-based compensation is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The Systems follow the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based
Compensation."

Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. Intangibles

   Intangibles are summarized as follows:

                                                               March 31,
                                                        -----------------------
                                                           2001        2000
                                                        ----------- -----------
                                                        (Amounts in Thousands)
     Franchise costs................................... $   166,559 $   166,559
     Other intangibles.................................       7,020       7,020
                                                        ----------- -----------
                                                            173,579     173,579
     Less accumulated amortization.....................       9,806       5,067
                                                        ----------- -----------
       Intangibles, net................................ $   163,773 $   168,512
                                                        =========== ===========

   Amortization expense on franchise costs was $997,000 for the three months ended March 31, 2001 and 2000. Amortization expense for other intangibles was $188,000 for the three months ended March 31, 2001 and 2000.

3. Parent's Investment

   Parent's investment in Southern Illinois Mediacom Systems is summarized as follows:

                                                                  March 31,
                                                              -----------------
                                                                2001     2000
                                                              -------- --------
                                                                 (Amounts in
                                                                 Thousands)
     Transfers from parent, net.............................  $177,790 $186,423
     Cumulative excess of revenue over direct expenses since
      March 1, 1999.........................................     5,819    3,055
                                                              -------- --------
                                                              $183,609 $189,478
                                                              ======== ========

   The non-interest bearing transfers from parent includes AT&T Broadband's equity in acquired systems, programming charges, management fees and advances for operations, acquisitions and construction costs, as well as the amounts charged as a result of the allocation of certain costs from AT&T.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)

   As a result of AT&T Broadband's 100% ownership of Southern Illinois Mediacom Systems, transfers from parent amounts have been classified as a component of Parent's investment in the accompanying combined balance sheets.

   Southern Illinois Mediacom Systems purchases, at AT&T Broadband's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T Broadband. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

   Certain subsidiaries of AT&T Broadband provide administrative services to Southern Illinois Mediacom Systems and have assumed managerial responsibility of Southern Illinois Mediacom Systems' cable television system operations and construction. As compensation for these services, Southern Illinois Mediacom Systems pay a monthly management fee calculated on a per-subscriber basis.

   The parent transfers and expense allocation activity consists of the following:

                                                         Three months ended
                                                              March 31,
                                                       ------------------------
                                                          2001         2000
                                                       -----------  -----------
                                                       (Amounts in Thousands)
     Beginning of period.............................. $   177,143  $   188,084
       Programming charges............................       1,939        2,174
       Management fees................................         651          365
       Cash transfers.................................      (1,943)      (4,200)
                                                       -----------  -----------
     End of period.................................... $   177,790  $   186,423
                                                       ===========  ===========

4. Employee Benefit and Stock-Based Compensation Plans

   AT&T sponsors savings plans for the majority of its employees. The plan allows employees to contribute a portion of their pre-tax and/or after-tax income in accordance with specified guidelines. Employee contributions are matched up to certain limits. AT&T Broadband contributions for employees of Southern Illinois Mediacom Systems amounted to $37,000 and $63,000 for the three months ended March 31, 2001 and 2000, respectively.

   Under AT&T's 1997 Long-term Incentive Program (the "Program"), which was amended March 14, 2000, AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options on the AT&T Wireless Group tracking stock. Employees of Southern Illinois Mediacom Systems were eligible to receive stock options under this plan effective with the AT&T Merger (see Note 1).

   Under the Program, there were 150 million shares of AT&T common stock available for grant with a maximum of 22.5 million common shares that could be used for awards other than stock options. Beginning with January 1, 2000, the remaining shares available for grant at December 31 of the prior year, plus 1.75% of the shares of AT&T common stock outstanding on January 1 of each year, become available for grant. There is a maximum of 37.5 million shares that may be used for awards other than stock options. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over three or four years and are exercisable up to 10 years from the date of grant. There were no stock option grants to the Systems' employees under this plan during the three months ended March 31, 2001 and 2000.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)

   Under the AT&T 1996 Employee Stock Purchase Plan (the "Plan"), which was effective July 1, 1996, AT&T is authorized to sell up to 75 million shares of AT&T common stock to its eligible employees. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day. Employees of Southern Illinois Mediacom Systems were eligible to participate in the Plan effective with the AT&T Merger (see Note 1).

5. Commitments and Contingencies

   The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

   Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier.

   Management of the Systems believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

   Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' delinquency constitutes an invalid liquidated damage provision, a breach of contract and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In December 2000, a settlement agreement was approved by the Court with respect to certain late fee class action complaints, which involves certain subscribers of Southern Illinois Mediacom Systems. Certain other plaintiff suits, involving Southern Illinois Mediacom Systems, remain unresolved. The December 2000 settlement and any future settlements are not expected to have a material impact on Southern Illinois Mediacom Systems' financial condition or excess of revenue over direct expenses.

   Southern Illinois Mediacom Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible, Southern Illinois Mediacom Systems may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made.

   Southern Illinois Mediacom Systems leases business offices, has entered into pole rental agreements and uses certain equipment under operating lease arrangements. Rental expense for such arrangements amounted to $35,000 and $50,000 for the three months ended March 31, 2001 and 2000, respectively.

   It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

                       Report of Independent Accountants

To the Board of Directors of
 AT&T Broadband LLC:

   In our opinion, the accompanying combined statements of assets, liabilities and parent's investment and the related combined statements of revenues and direct expenses and of parent's investment and of cash flows present fairly, in all material respects, the assets, liabilities and parent's investment of Iowa Mediacom Systems (a combination of certain assets as defined in Note 1 to the combined financial statements) at December 31, 2000 and December 31, 1999, and the excess of their revenues over direct expenses and their cash flows for the year ended December 31, 2000, and the period March 1, 1999 to December 31, 1999 ("New Mediacom"), and the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998 ("Old Mediacom") in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   As discussed in Note 1, effective March 9, 1999, AT&T Corp., the parent company of New Mediacom, acquired Tele-Communications, Inc., parent company of Old Mediacom, in a business combination accounted for as a purchase. As a result of the acquisition, the combined financial information for the periods after the acquisition is presented on a different basis than that for the periods before the acquisition and therefore, is not comparable.

PricewaterhouseCoopers LLP

Denver, Colorado
April 9, 2001

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

       COMBINED STATEMENT OF ASSETS, LIABILITIES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                              December 31,
                                                          ---------------------
                                                             2000       1999
                                                          ---------- ----------
Assets
Cash and cash equivalents................................ $   13,363 $   12,168
Trade and other receivables, net of allowance for
 doubtful accounts of $1,305 and $721 at December 31,
 2000 and 1999, respectively.............................     11,385      8,846
Property and equipment, at cost:
  Land...................................................      2,395      2,369
  Distribution systems...................................    347,355    263,935
  Support equipment and buildings........................     29,618     24,066
                                                          ---------- ----------
                                                             379,368    290,370
  Less accumulated depreciation..........................     65,918     22,538
                                                          ---------- ----------
  Property and equipment, net............................    313,450    267,832
  Intangible assets, net.................................  1,150,437  1,196,293
  Other assets...........................................      6,626      6,919
                                                          ---------- ----------
    Total assets......................................... $1,495,261 $1,492,058
                                                          ========== ==========
Liabilities and Parent's Investment
Accounts payable......................................... $    2,421 $    3,135
Accrued liabilities......................................     14,731     12,600
                                                          ---------- ----------
    Total liabilities....................................     17,152     15,735
Parent's investment (Note 4).............................  1,478,109  1,476,323
Commitments and contingencies (Note 6)...................
                                                          ---------- ----------
    Total liabilities and parent's investment............ $1,495,261 $1,492,058
                                                          ========== ==========


    The accompanying notes are an integral part of these combined financial statements.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                      COMBINED STATEMENTS OF REVENUES AND
                    DIRECT EXPENSES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                                                New Mediacom              Old Mediacom
                                                                          ------------------------- -------------------------
                                                                                       Period from  Period from
                                                                           Year ended   March 1 to  January 1 to  Year ended
                                                                          December 31, December 31, February 28, December 31,
                                                                              2000         1999         1999         1998
                                                                          ------------ ------------ ------------ ------------
Revenue..................................................................  $  279,392   $  209,067    $ 39,448     $228,585
Direct costs and expenses:
  Operating (Note 4).....................................................     141,353      105,343      19,589       98,142
  Selling, general and administrative....................................      24,359       23,408       3,477       19,976
  Management fees (Note 4)...............................................      15,041        8,320       1,166        7,745
  Depreciation...........................................................      44,495       25,763       4,574       26,608
  Amortization...........................................................      45,856       29,018       2,001       11,858
                                                                           ----------   ----------    --------     --------
    Excess of revenues over direct expenses..............................       8,288       17,215       8,641       64,256
Parent's investment:
Beginning of period......................................................   1,476,323    1,406,123     572,112      535,962
Change in transfers from parent, net (Note 4)............................      (6,502)      42,310      (5,577)     (37,385)
Acquisition of cable systems by
AT&T Broadband (Note 3)..................................................         --        10,675         --           --
Acquisition of cable systems by Tele-Communications, Inc. (Note 3).......         --           --          --         9,279
                                                                           ----------   ----------    --------     --------
End of period............................................................  $1,478,109   $1,476,323    $575,176     $572,112
--------------------------------------------------
                                                                           ==========   ==========    ========     ========


    The accompanying notes are an integral part of these combined financial statements.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                New Mediacom              Old Mediacom
                                                                          ------------------------- -------------------------
                                                                                       Period from  Period from
                                                                           Year ended   March 1 to  January 1 to  Year ended
                                                                          December 31, December 31, February 28, December 31,
                                                                              2000         1999         1999         1998
                                                                          ------------ ------------ ------------ ------------
Cash Flows From Operating Activities
Excess of revenues over direct expenses..................................   $  8,288    $  17,215     $  8,641     $ 64,256
Adjustments to reconcile excess of revenues over direct expenses to net cash provided by operating activities:
  Depreciation and amortization..........................................     90,351       54,781        6,575       38,466
Changes in operating assets and liabilities:
  Increase in trade and other receivables................................     (2,539)      (1,518)        (301)        (602)
  (Increase) decrease in other assets....................................        293         (350)      (3,207)      (2,615)
  Increase (decrease) in accounts payable................................       (714)       1,894          190          580
  Increase (decrease) in accrued liabilities.............................        531          528          278       (2,611)
                                                                            --------    ---------     --------     --------
    Net cash provided by operating activities............................     96,210       72,550       12,176       97,474
Cash Flows From Investing Activities
  Capital expenditures for property and equipment........................    (88,513)    (109,889)     (11,298)     (57,904)
                                                                            --------    ---------     --------     --------
Cash Flows From Financing Activities
  Change in transfers from parent, net...................................     (6,502)      42,310       (5,577)     (37,385)
                                                                            --------    ---------     --------     --------
Net increase (decrease) in cash and cash equivalents.....................      1,195        4,971       (4,699)       2,185
Cash and cash equivalents at beginning of period.........................     12,168        7,197       11,896        9,711
                                                                            --------    ---------     --------     --------
Cash and cash equivalents at end of period...............................   $ 13,363    $  12,168     $  7,197     $ 11,896
--------------------------------------------------
                                                                            ========    =========     ========     ========


    The accompanying notes are an integral part of these combined financial statements.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation and Summary of Significant Accounting Policies

   On February 26, 2001, subsidiaries of AT&T Corp. ("AT&T") entered into an agreement with Mediacom Communications Corporation ("Mediacom") under which such subsidiaries agreed to sell certain cable television systems serving approximately 543,000 customers, as of December 31, 2000, located primarily in Iowa, and wholly owned by various cable subsidiaries and partnerships of AT&T, to Mediacom (the "Iowa Mediacom Systems").

   The accompanying combined financial statements include the specific accounts directly related to the activities of the Iowa Mediacom Systems. All significant inter-system accounts and transactions have been eliminated in combination. The combined net assets of the Iowa Mediacom Systems are referred to as "Parent's Investment."

   On March 9, 1999, AT&T acquired AT&T Broadband, LLC ("AT&T Broadband", formerly known as Tele-Communications, Inc.) in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999. The combined financial statements for periods prior to March 1, 1999 include the Iowa Mediacom Systems that were then owned by Tele-Communications, Inc. and are referred to herein as "Old Mediacom." The combined financial statements for periods subsequent to February 28, 1999 are referred to herein as "New Mediacom." Due to the application of purchase accounting in connection with the AT&T Merger, the predecessor combined financial statements of Old Mediacom are not comparable to the successor combined financial statements of New Mediacom. In the following text, "Iowa Mediacom Systems" and "Systems" refer to both Old Mediacom and New Mediacom.

   As further described in Note 3, certain of the cable systems included in the combined financial statements for periods after March 1, 1999 were acquired by AT&T and its subsidiaries in 1999. The Iowa Mediacom Systems combined financial statements include the assets, liabilities and results of operations for such cable systems since their acquisition date.

   Certain costs of AT&T Broadband are charged to the Systems based primarily on Iowa Mediacom Systems' number of customers (see Note 4). Although such allocations are not necessarily indicative of the costs that would have been incurred by the Iowa Mediacom Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

   The net assets of the Systems are held by various wholly-owned subsidiaries and partnerships of AT&T Broadband. Accordingly, the balance sheets of Iowa Mediacom Systems do not reflect all of the assets and liabilities that would be indicative of a stand-alone business. The assets, liabilities, excess of revenues over direct expenses and cash flows of Iowa Mediacom Systems could differ from reported results had Iowa Mediacom Systems operated autonomously or as an entity independent of AT&T. In particular, Iowa Mediacom Systems does not constitute a taxable entity, and therefore, no provision has been made for income tax expense or benefit in the accompanying combined financial statements. In addition, no interest expense incurred by AT&T and its subsidiaries on their debt obligations has been allocated to Iowa Mediacom Systems.

Cash and cash equivalents

   Cash and cash equivalents consist of deposits with banks and financial institutions that are unrestricted as to withdrawal or use and have maturities of less than 90 days.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   AT&T performs cash management functions on behalf of AT&T Broadband, including the Iowa Mediacom Systems. Substantially all of the Systems' cash balances are swept to AT&T on a daily basis, where they are managed and invested by AT&T. Transfers of cash to and from AT&T are reflected as a component of Parent's investment, with no interest income or expense reflected. Net transfers to or from AT&T are assumed to be settled in cash. AT&T's capital contributions for purchase business combinations to the Systems have been treated as non-cash transactions.

Property and Equipment

   Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations are capitalized.

   Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings. Interest capitalized was not significant for any periods presented.

   Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

Intangible Assets

   Intangible assets consist primarily of franchise costs and intangibles for customer relationships. Franchise costs represent the difference between AT&T Broadband's allocated historical cost of acquired assets of Iowa Mediacom Systems and amounts allocated to the tangible assets. Franchise costs and customer relationships are generally amortized on a straight-line basis over 40 and 10 years, respectively. Costs incurred by Iowa Mediacom Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, generally 10 to 20 years.

Impairment of Long-lived Assets

   Management of the Systems periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds the fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Revenue Recognition

   Revenue for customer fees, equipment rental, advertising, pay-per-view programming and revenue sharing agreements is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


Statement of Cash Flows

   With the exception of certain system acquisitions, sales and asset transfers (see Note 3), transactions effected through the intercompany account due to
(from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

Stock-Based Compensation

   Stock-based compensation is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The Systems follow the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based
Compensation."

New Accounting Pronouncements

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB No. 101), "Revenue Recognition in Financial Statements." Registrants were required to apply the accounting and disclosures described in SAB No. 101 no later than the fourth quarter of 2000. The Systems are currently in compliance with the provisions of SAB No. 101. The adoption of SAB No. 101 did not have an impact on the results of operations, financial position or cash flows of the Systems.

Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. Intangibles

   Intangibles are summarized as follows:

                                                              December 31,
                                                          ---------------------
                                                             2000       1999
                                                          ---------- ----------
                                                               (Amounts in
                                                               Thousands)
     Franchise costs....................................  $1,170,285 $1,170,285
     Other intangibles..................................      55,026     55,026
                                                          ---------- ----------
                                                           1,225,311  1,225,311
     Less accumulated amortization......................      74,874     29,018
                                                          ---------- ----------
     Intangibles, net...................................  $1,150,437 $1,196,293
                                                          ========== ==========

   Amortization expense on franchise costs was $40,353,000, $24,434,000, $2,001,000 and $11,858,000 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively. Amortization expense for other intangibles was $5,503,000, $4,584,000, $0 and $0 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1,1999 to February 28, 1999 and the year ended December 31, 1998, respectively.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


3. Business Combinations

AT&T Merger

   The AT&T Merger has been accounted for using the purchase method of accounting and has been deemed to be effective as of March 1, 1999 for financial reporting purposes. Accordingly, the Iowa Mediacom Systems' portion of the allocation of AT&T's purchase price to acquire AT&T Broadband has been reflected in the combined financial statements of Iowa Mediacom Systems as of March 1, 1999.

   The following table reflects the March 1, 1999 assets and liabilities of New Mediacom, as adjusted to give effect for the purchase accounting adjustments resulting from the allocation to the net assets of the Systems of AT&T's purchase price to acquire AT&T Broadband:

                                                                      (Amounts
                                                                         in
                                                                     Thousands)
                                                                     ----------
     Assets
       Cash......................................................... $    7,197
       Trade and other receivables..................................      7,328
       Property and equipment.......................................    180,966
       Intangible assets............................................  1,216,929
       Other assets.................................................      6,567
                                                                     ----------
                                                                     $1,418,987
                                                                     ==========
     Liabilities and Parent's Investment
       Accounts payable and accrued expenses........................ $   12,864
       Parent's investment..........................................  1,406,123
                                                                     ----------
         Total liabilities and parent's investment.................. $1,418,987
                                                                     ==========

As a result of the application of purchase accounting, Iowa Mediacom Systems recorded its assets and liabilities at their fair values on March 1, 1999. The most significant purchase accounting adjustments related to intangible assets. The intangible assets include approximately $1,161.9 million assigned to Iowa Mediacom Systems' franchise costs and $55.0 million related to the value to customer relationships.

Acquisitions

   During September of 1998, Tele-Communications, Inc. paid cash to acquire a cable television system serving customers located in Iowa (the "1998 Acquisition"). The 1998 Acquisition was deemed to be effective as of September 30, 1998 for financial reporting purposes and the acquired system was recorded using the purchase method of accounting.

   The cable television system acquired by Tele-Communications, Inc. in the 1998 Acquisition is included in the accompanying combined financial results of Iowa Mediacom Systems and is reflected as a contribution from Tele-Communications, Inc. Accordingly, the assets, liabilities, revenues and direct expenses of such system have been reflected in the combined financial statements of Iowa Mediacom Systems since September 30, 1998.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   The following table reflects the September 30, 1998 assets and liabilities of the 1998 Acquisition system contributed from Tele-Communications, Inc. to Iowa Mediacom Systems:

                                                                     (Amounts in
                                                                     Thousands)
                                                                     -----------
   Assets
     Property and equipment.........................................   $1,896
     Intangible assets..............................................    7,383
                                                                       ------
       Total assets.................................................   $9,279
                                                                       ======
   Liabilities and Parent's Investment
     Parent's investment............................................   $9,279
                                                                       ------
       Total liabilities and Parent's investment....................   $9,279
                                                                       ======

   The above operating assets and liabilities have been included in the accompanying combined financial statements at their fair values at September 30, 1998. The most significant purchase accounting adjustments related to intangible assets. The intangible assets represent franchise costs which are being amortized over 40 years.

   During May of 1999, AT&T Broadband paid cash to acquire a cable television system serving customers located in Iowa (the "1999 Acquisition"). The 1999 Acquisition was deemed to be effective as of May 1, 1999 for financial reporting purposes and the acquired system was recorded using the purchase method of accounting.

   The cable television system acquired by AT&T Broadband in the 1999 Acquisition is included in the accompanying combined financial results of Iowa Mediacom Systems and is reflected as a contribution from AT&T Broadband. Accordingly, the assets, liabilities, revenues and direct expenses of such system have been reflected in the combined financial statements of Iowa Mediacom Systems since May 1, 1999.

   The following table reflects the May 1, 1999 assets and liabilities of the 1999 Acquisition system contributed from AT&T Broadband to Iowa Mediacom
Systems:

                                                                     (Amounts in
                                                                     Thousands)
                                                                     -----------
   Assets
     Property and equipment.........................................   $ 2,293
     Intangible assets..............................................     8,382
                                                                       -------
       Total assets.................................................   $10,675
                                                                       =======
   Liabilities and Parent's Investment
     Parent's investment............................................   $10,675
                                                                       -------
       Total liabilities and parent's investment....................   $10,675
                                                                       =======

   The above operating assets and liabilities have been included in the accompanying combined financial statements at their fair values at May 1, 1999. The most significant purchase accounting adjustments related to intangible assets. The intangible assets represent franchise costs that are being amortized over 40 years.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


Pro Forma Operating Results (unaudited)

   The following unaudited combined revenues and excess of revenues over direct expenses were prepared assuming the AT&T Merger, the 1998 Acquisition and the 1999 Acquisition occurred on January 1, 1998. These pro forma amounts are not necessarily indicative of operating results that would have occurred if the AT&T Merger, the 1998 Acquisition and the 1999 Acquisition had occurred on January 1, 1998, nor does it intend to be a projection of future results:

                                        New Mediacom       Old Mediacom
                                        ------------ -------------------------
                                        Period from  Period from
                                         March 1 to  January 1 to  Year ended
                                        December 31, February 28, December 31,
                                            1999         1999         1998
                                        ------------ ------------ ------------
                                                (Amounts in Thousands)
   Revenue.............................   $209,560     $39,941      $233,766
   Excess of revenues over direct
    expenses...........................   $ 17,282     $ 3,652      $ 34,225

4. Parent's Investment

   Parent's investment in Iowa Mediacom Systems at December 31, 2000 and December 31, 1999 is summarized as follows:

                                                              December 31,
                                                          ---------------------
                                                             2000       1999
                                                          ---------- ----------
                                                               (Amounts in
                                                               Thousands)
   Transfers from parent, net............................ $1,452,606 $1,459,108
   Cumulative excess of revenues over direct expenses
    since
    March 1, 1999........................................     25,503     17,215
                                                          ---------- ----------
                                                          $1,478,109 $1,476,323
                                                          ========== ==========

   The non-interest bearing transfers from parent includes AT&T Broadband's equity in acquired systems, programming charges, management fees and advances for operations, acquisitions and construction costs, as well as the amounts charged as a result of the allocation of certain costs from AT&T.

   As a result of AT&T's 100% ownership of Iowa Mediacom Systems, the transfers from parent amounts have been classified as a component of Parent's investment in the accompanying combined balance sheets.

   Iowa Mediacom Systems purchases, at AT&T Broadband's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T Broadband. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

   Certain subsidiaries of AT&T Broadband provide administrative services to Iowa Mediacom Systems and have assumed managerial responsibility of Iowa Mediacom Systems' cable television system operations and construction. As compensation for these services, Iowa Mediacom Systems pay a monthly management fee calculated on a per-subscriber basis.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   The parent transfers and expense allocation activity consist of the following:

                                  New Mediacom              Old Mediacom
                            ------------------------- -------------------------
                                         Period from  Period from
                             Year ended   March 1 to  January 1 to  Year ended
                            December 31, December 31, February 28, December 31,
                                2000         1999         1999         1998
                            ------------ ------------ ------------ ------------
                                          (Amounts in Thousands)
Beginning of period........  $1,459,108   $1,406,123    $507,856    $ 535,962
  Programming charges......      79,386       56,216      10,650       56,346
  Management fees..........      15,041        8,320       1,166        7,745
  Cable system
   acquisitions............         --        10,675         --         9,279
  Cash transfers...........    (100,929)     (22,226)    (17,393)    (101,476)
                             ----------   ----------    --------    ---------
End of period..............  $1,452,606   $1,459,108    $502,279    $ 507,856
                             ==========   ==========    ========    =========


5. Employee Benefit and Stock-Based Compensation Plans

   AT&T sponsors savings plans for the majority of its employees. Prior to the AT&T Merger, Tele-Communications, Inc. also sponsored savings plans for the majority of its employees. The plans allow employees to contribute a portion of their pre-tax and/or after-tax income in accordance with specified guidelines. Employee contributions are matched up to certain limits. AT&T Broadband contributions for employees of Iowa Mediacom Systems amounted to $1,378,000 and $1,760,000 for the period March 1, 1999 to December 31, 1999 and the year ended December 31, 2000, respectively. Tele-Communications, Inc. contributions for employees of Iowa Mediacom Systems amounted to $1,601,000 and $276,000 for the year ended December 31, 1998 and the period January 1, 1999 to February 28, 1999, respectively.

   Under AT&T's 1997 Long-term Incentive Program (the "Program"), which was effective June 1, 1997, and amended on May 19, 1999 and March 14, 2000, AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options on the AT&T Wireless Group tracking stock. Employees of Iowa Mediacom Systems were eligible to receive stock options under this plan effective with the AT&T Merger (see Note 1).

   Under the Program, there were 150 million shares of AT&T common stock available for grant with a maximum of 22.5 million common shares that could be used for awards other than stock options. Beginning with January 1, 2000, the remaining shares available for grant at December 31 of the prior year, plus 1.75% of the shares of AT&T common stock outstanding on January 1 of each year, become available for grant. There is a maximum of 37.5 million shares that may be used for awards other than stock options. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over three or four years and are exercisable up to 10 years from the date of grant.

   Under the AT&T 1996 Employee Stock Purchase Plan (the "Plan"), which was effective July 1, 1996, AT&T is authorized to sell up to 75 million shares of AT&T common stock to its eligible employees. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   The Systems apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for stock-based compensation plans for the Iowa Mediacom Systems.

   The Systems have adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." If the Systems had elected to recognize compensation costs based on the fair value at the date of grant for AT&T awards granted to Systems' employees in 2000, consistent with the provisions of SFAS No. 123, Iowa Mediacom Systems' excess of revenues over direct expenses would have been adjusted to reflect additional compensation expense resulting in the following pro forma amounts:

                                                                  Year ended
                                                               December 31, 2000
                                                               -----------------
                                                                  (Amounts in
                                                                  Thousands)
      Excess of revenues over direct expenses.................      $5,973

   AT&T granted approximately 159,600 and 53,200 stock options to Iowa Mediacom Systems employees during 2000 for AT&T stock options and AT&T Wireless Group tracking stock, respectively. At the date of grant, the exercise price for AT&T options and AT&T Wireless Group tracking stock options granted to AT&T Broadband employees during 2000 was $33.81 and $27.56, respectively. The fair value at date of grant for AT&T options and AT&T Wireless Group tracking stock options granted to AT&T Broadband employees during 2000 was $10.59 and $11.74, respectively, and was estimated using the Black-Scholes option-pricing model. The following assumptions were applied for 2000 for the AT&T options and the AT&T Wireless Group tracking stock options: (i) expected dividend yield of 1.7% and 0%, respectively, (ii) expected volatility rate of 34% and 55%, respectively, (iii) risk-free interest rate of 6.24% and 6.2%, respectively, and (iv) expected life of 4 and 3 years, respectively.

6. Commitments and Contingencies

   The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

   Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier.

   Management of the Systems believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

   Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' delinquency constitutes an invalid liquidated damage provision, a breach of contact, and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In December 2000, a settlement agreement was

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

approved by the court with respect to certain late fee class action complaints, which involves certain subscribers of Iowa Mediacom Systems. Certain other plaintiff suits, involving Iowa Mediacom Systems remain unresolved. The December 2000 and any future settlements are not expected to have a material impact on Iowa Mediacom Systems' financial condition or excess of revenues over direct expenses.

   Iowa Mediacom Systems has contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Iowa Mediacom System may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made.

   Iowa Mediacom Systems leases business offices, has entered into pole rental agreements and uses certain equipment under lease arrangements. Rental expense for such arrangements amounted to $1,119,000, $1,090,000, $206,000 and $1,341,000 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively.

   Future minimum lease payments under noncancelable operating leases for each of the next five years are summarized as follows:

                                                                     (Amounts in
      December 31,                                                    Thousands)
      ------------                                                   -----------
       2001.........................................................    $289
       2002.........................................................     116
       2003.........................................................     115
       2004.........................................................     110
       2005.........................................................     110
       Thereafter...................................................      29

   It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

       COMBINED STATEMENT OF ASSETS, LIABILITIES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                                 March 31,
                                                           ---------------------
                                                              2001       2000
                                                           ---------- ----------
                                                                (unaudited)
Assets
Cash and cash equivalents................................  $   15,386 $   15,504
Trade and other receivables, net of allowance for
 doubtful accounts of $946 and $543 at March 31, 2001 and
 2000, respectively......................................       8,911      7,473
Property and equipment, at cost:
  Land...................................................       2,395      2,370
  Distribution systems...................................     357,142    279,646
  Support equipment and buildings........................      30,100     26,567
                                                           ---------- ----------
                                                              389,637    308,583
  Less accumulated depreciation..........................      80,119     31,726
                                                           ---------- ----------
  Property and equipment, net............................     309,518    276,857
  Intangible assets, net.................................   1,138,973  1,184,829
  Other assets...........................................       5,542      6,921
                                                           ---------- ----------
    Total assets.........................................  $1,478,330 $1,491,584
                                                           ========== ==========
Liabilities and Parent's Investment
Accounts payable.........................................  $    1,505 $    2,813
Accrued liabilities......................................      13,258     10,681
                                                           ---------- ----------
    Total liabilities....................................      14,763     13,494
Parent's investment (Note 3).............................   1,463,567  1,478,090
                                                           ---------- ----------
Commitments and contingencies (Note 5)
    Total liabilities and parent's investment............  $1,478,330 $1,491,584
                                                           ========== ==========


    The accompanying notes are an integral part of these combined financial statements.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                      COMBINED STATEMENTS OF REVENUES AND
                    DIRECT EXPENSES AND PARENT'S INVESTMENT
                                 (in thousands)

                             Three months ended
                                  March 31,
                            ----------------------
                               2001        2000
                            ----------  ----------
                                 (unaudited)
Revenue.................... $   72,778  $   66,266
Direct costs and expenses:
  Operating (Note 3).......     40,553      33,626
  Selling, general and
   administrative..........      6,656       5,889
  Management fees (Note
   3)......................      5,566       2,941
  Depreciation.............     14,201       9,188
  Amortization.............     11,464      11,464
                            ----------  ----------
    Excess (shortfall) of
     revenue over direct
     expenses..............     (5,662)      3,158
Parent's investment:
Beginning of period........  1,478,109   1,476,323
Change in transfers from
 parent, net (Note 3)......     (8,880)     (1,391)
                            ----------  ----------
End of period.............. $1,463,567  $1,478,090
                            ==========  ==========


    The accompanying notes are an integral part of these combined financial statements.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                               Three months
                                                                  ended
                                                                March 31,
                                                             -----------------
                                                              2001      2000
                                                             -------  --------
                                                               (unaudited)
Cash Flows From Operating Activities
Excess (shortfall) of revenue over direct expenses.........  $(5,662) $  3,158
Adjustments to reconcile excess (shortfall) of revenue over
 direct expenses to net cash provided by operating
 activities:
  Depreciation and amortization............................   25,665    20,652
Changes in operating assets and liabilities:
  Decrease in trade and other receivables..................    2,474     1,373
  (Increase) decrease in other assets......................    1,084        (2)
  Decrease in accounts payable.............................     (916)     (322)
  Decrease in accrued liabilities..........................   (2,080)   (2,011)
                                                             -------  --------
    Net cash provided by operating activities..............   20,565    22,848
Cash Flows From Investing Activities
  Capital expenditures for property and equipment..........   (9,662)  (18,121)
                                                             -------  --------
Cash Flows From Financing Activities
  Change in transfers from parent, net.....................   (8,880)   (1,391)
                                                             -------  --------
Net increase in cash and cash equivalents..................    2,023     3,336
Cash and cash equivalents at beginning of period...........   13,363    12,168
                                                             -------  --------
Cash and cash equivalents at end of period.................  $15,386  $ 15,504
                                                             =======  ========


    The accompanying notes are an integral part of these combined financial statements.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (unaudited)

1. Basis of Presentation and Summary of Significant Accounting Policies

   On February 26, 2001, subsidiaries of AT&T Corp. ("AT&T") entered into an agreement with Mediacom Communications Corporation ("Mediacom") under which such subsidiaries agreed to sell certain cable television systems serving approximately 536,000 customers, as of March 31, 2001, located primarily in Iowa, and wholly owned by various cable subsidiaries and partnerships of AT&T, to Mediacom (the "Iowa Mediacom Systems" or the "Systems").

   In the opinion of management, the accompanying unaudited combined financial statements include all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented by the Systems. The excess (shortfall) of revenue over direct expenses for any interim period is not necessarily indicative of results for the full year. The unaudited combined financial statements and footnote disclosures should be read in conjunction with the audited combined financial statements and related notes thereto for the year ended December 31, 2000.

   The accompanying unaudited combined financial statements include the specific accounts directly related to the activities of the Iowa Mediacom Systems. All significant inter-system accounts and transactions have been eliminated in combination. The combined net assets of the Iowa Mediacom Systems are referred to as "Parent's Investment."

   On March 9, 1999, AT&T acquired AT&T Broadband, LLC ("AT&T Broadband", formerly known as Tele-Communications, Inc.) in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999.

   Certain costs of AT&T Broadband are charged to the Systems based primarily on Iowa Mediacom Systems' number of customers (see Note 3). Although such allocations are not necessarily indicative of the costs that would have been incurred by the Iowa Mediacom Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

   The net assets of the Systems are held by various wholly-owned subsidiaries and partnerships of AT&T Broadband. Accordingly, the unaudited financial statements of Iowa Mediacom Systems do not reflect all of the assets and liabilities that would be indicative of a stand-alone business. The assets, liabilities, excess of revenue over direct expenses and cash flows of Iowa Mediacom Systems could differ from reported results had Iowa Mediacom Systems operated autonomously or as an entity independent of AT&T. In particular, Iowa Mediacom Systems does not constitute a taxable entity, and therefore, no provision has been made for income tax expense or benefit in the accompanying unaudited combined financial statements. In addition, no interest expense incurred by AT&T and its subsidiaries on their debt obligations has been allocated to Iowa Mediacom Systems.

Cash and cash equivalents

   Cash and cash equivalents consist of deposits with banks and financial institutions that are unrestricted as to withdrawal or use and have maturities of less than 90 days.

   AT&T performs cash management functions on behalf of AT&T Broadband, including the Iowa Mediacom Systems. Substantially all of the Systems' cash balances are swept to AT&T on a daily basis, where they are managed and invested by AT&T. Transfers of cash to and from AT&T are reflected as a component of Parent's

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)

investment, with no interest income or expense reflected. Net transfers to or from AT&T are assumed to be settled in cash. AT&T's capital contributions for purchase business combinations to the Systems have been treated as non-cash transactions.

Property and Equipment

   Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations are capitalized.

   Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings. Interest capitalized was not significant for any periods presented.

   Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

Intangible Assets

   Intangible assets consist primarily of franchise costs and intangibles for customer relationships. Franchise costs represent the difference between AT&T Broadband's allocated historical cost of acquired assets of Iowa Mediacom Systems and amounts allocated to the tangible assets. Franchise costs and customer relationships are generally amortized on a straight-line basis over 40 and 10 years, respectively. Costs incurred by Iowa Mediacom Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, generally 10 to 20 years.

Impairment of Long-lived Assets

   Management of the Systems periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds the fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Revenue Recognition

   Revenue for customer fees, equipment rental, advertising, pay-per-view programming and revenue sharing agreements is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

Statement of Cash Flows

   Transactions effected through the intercompany account due to (from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)


Stock-Based Compensation

   Stock-based compensation is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The Systems follow the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based
Compensation."

Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. Intangibles

   Intangibles are summarized as follows:

                                                                March 31,
                                                          ---------------------
                                                             2001       2000
                                                          ---------- ----------
                                                               (Amounts in
                                                               Thousands)
   Franchise costs....................................... $1,170,285 $1,170,285
   Other intangibles.....................................     55,026     55,026
                                                          ---------- ----------
                                                           1,225,311  1,225,311
   Less accumulated amortization.........................     86,338     40,482
                                                          ---------- ----------
     Intangibles, net.................................... $1,138,973 $1,184,829
                                                          ========== ==========

   Amortization expense on franchise costs was $10,088,000 for the three months ended March 31, 2001 and 2000. Amortization expense for other intangibles was $1,376,000 for the three months ended March 31, 2001 and 2000.

3. Parent's Investment

   Parent's investment in Iowa Mediacom Systems is summarized as follows:

                                                                March 31,
                                                          ---------------------
                                                             2001       2000
                                                          ---------- ----------
                                                               (Amounts in
                                                               Thousands)
   Transfers from parent, net...........................  $1,443,726 $1,457,717
   Cumulative excess of revenue over direct expenses
    since March 1, 1999.................................      19,841     20,373
                                                          ---------- ----------
                                                          $1,463,567 $1,478,090
                                                          ========== ==========

   The non-interest bearing transfers from parent includes AT&T Broadband's equity in acquired systems, programming charges, management fees and advances for operations, acquisitions and construction costs, as well as the amounts charged as a result of the allocation of certain costs from AT&T.

   As a result of AT&T's 100% ownership of Iowa Mediacom Systems, the transfers from parent amounts have been classified as a component of Parent's investment in the accompanying combined balance sheets.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)


   Iowa Mediacom Systems purchases, at AT&T Broadband's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T Broadband. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

   Certain subsidiaries of AT&T Broadband provide administrative services to Iowa Mediacom Systems and have assumed managerial responsibility of Iowa Mediacom Systems' cable television system operations and construction. As compensation for these services, Iowa Mediacom Systems pay a monthly management fee calculated on a per-subscriber basis.

   The parent transfers and expense allocation activity consist of the following:

                                                          Three months ended
                                                               March 31,
                                                         ----------------------
                                                            2001        2000
                                                         ----------  ----------
                                                              (Amounts in
                                                              Thousands)
     Beginning of period................................ $1,452,606  $1,459,108
       Programming charges..............................     23,193      19,002
       Management fees..................................      5,566       2,941
       Cash transfers...................................    (37,639)    (23,334)
                                                         ----------  ----------
     End of period...................................... $1,443,726  $1,457,717
                                                         ==========  ==========

4. Employee Benefit and Stock-Based Compensation Plans

   AT&T sponsors savings plans for the majority of its employees. The plan allows employees to contribute a portion of their pre-tax and/or after-tax income in accordance with specified guidelines. Employee contributions are matched up to certain limits. AT&T Broadband contributions for employees of Iowa Mediacom Systems amounted to $246,000 and $390,000 for the three months ended March 31, 2001 and 2000, respectively.

   Under AT&T's 1997 Long-term Incentive Program (the "Program"), which was amended March 14, 2000, AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options on the AT&T Wireless Group tracking stock. Employees of Iowa Mediacom Systems were eligible to receive stock options under this plan effective with the AT&T Merger (see Note 1).

   Under the Program, there were 150 million shares of AT&T common stock available for grant with a maximum of 22.5 million common shares that could be used for awards other than stock options. Beginning with January 1, 2000, the remaining shares available for grant at December 31 of the prior year, plus 1.75% of the shares of AT&T common stock outstanding on January 1 of each year, become available for grant. There is a maximum of 37.5 million shares that may be used for awards other than stock options. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over three or four years and are exercisable up to 10 years from the date of grant. There were no stock option grants to the Systems' employees under this plan during the three months ended March 31, 2001 and 2000.

   Under the AT&T 1996 Employee Stock Purchase Plan (the "Plan"), which was effective July 1, 1996, AT&T is authorized to sell up to 75 million shares of AT&T common stock to its eligible employees. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day. Employees of Iowa Mediacom Systems were eligible to participate in the Plan effective with the AT&T Merger (see Note 1).

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)


5. Commitments and Contingencies

   The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

   Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier.

   Management of the Systems believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

   Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' delinquency constitutes an invalid liquidated damage provision, a breach of contact, and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In December 2000, a settlement agreement was approved by the court with respect to certain late fee class action complaints, which involves certain subscribers of Iowa Mediacom Systems. Certain other plaintiff suits, involving Iowa Mediacom Systems remain unresolved. The December 2000 settlement and any future settlements are not expected to have a material impact on Iowa Mediacom Systems' financial condition or excess (shortfall) of revenue over direct expenses.

   Iowa Mediacom Systems has contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Iowa Mediacom System may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made.

   Iowa Mediacom Systems leases business offices, has entered into pole rental agreements and uses certain equipment under operating lease arrangements. Rental expense for such arrangements amounted to $393,000 and $320,000 for the three months ended March 31, 2001 and 2000, respectively.

   It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

                       Report of Independent Accountants

To the Board of Directors of
 AT&T Broadband LLC:

   In our opinion, the accompanying combined statements of assets, liabilities and parent's investment and the related combined statements of revenues and direct expenses, and of parent's investment and of cash flows present fairly, in all material respects, the assets, liabilities and parent's investment of Missouri Mediacom Systems (a combination of certain assets as defined in Note 1 to the combined financial statements) at December 31, 2000 and December 31, 1999, and the excess of their revenues over direct expenses and their cash flows for the year ended December 31, 2000, and the period March 1, 1999 to December 31, 1999 ("New Mediacom"), and the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998 ("Old Mediacom") in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   As discussed in Note 1, effective March 9, 1999, AT&T Corp., the parent company of New Mediacom, acquired Tele-Communications, Inc., parent company of Old Mediacom, in a business combination accounted for as a purchase. As a result of the acquisition, the combined financial information for the periods after the acquisition is presented on a different basis than that for the periods before the acquisition and therefore, is not comparable.

PricewaterhouseCoopers LLP

Denver, Colorado
April 9, 2001

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

       COMBINED STATEMENT OF ASSETS, LIABILITIES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                                December 31,
                                                              -----------------
                                                                2000     1999
                                                              -------- --------
Assets
Cash and cash equivalents.................................... $  3,405 $  2,602
Trade and other receivables, net of allowance for doubtful
 accounts of $144 and $115 at December 31, 2000 and 1999,
 respectively................................................    2,229    1,894
Property and equipment, at cost:
  Land.......................................................      617      617
  Distribution systems.......................................   63,062   51,687
  Support equipment and buildings............................    6,062    4,216
                                                              -------- --------
                                                                69,741   56,520
  Less accumulated depreciation..............................   13,648    5,166
                                                              -------- --------
  Property and equipment, net................................   56,093   51,354
  Intangible assets, net.....................................  238,853  245,871
  Other assets...............................................       89       62
                                                              -------- --------
    Total assets............................................. $300,669 $301,783
                                                              ======== ========
Liabilities and Parent's Investment
Accounts payable............................................. $    226 $    365
Accrued liabilities..........................................    1,481    1,387
                                                              -------- --------
    Total liabilities........................................    1,707    1,752
Parent's investment (Note 4).................................  298,962  300,031
                                                              -------- --------
Commitments and contingencies (Note 6)
    Total liabilities and parent's investment................ $300,669 $301,783
                                                              ======== ========


    The accompanying notes are an integral part of these combined financial statements.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                      COMBINED STATEMENTS OF REVENUES AND
                    DIRECT EXPENSES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                                                New Mediacom              Old Mediacom
                                                                          ------------------------- -------------------------
                                                                                       Period from  Period from
                                                                           Year ended   March 1 to  January 1 to  Year ended
                                                                          December 31, December 31, February 28, December 31,
                                                                              2000         1999         1999         1998
                                                                          ------------ ------------ ------------ ------------
Revenue..................................................................   $ 53,064     $ 40,573     $  7,612     $ 43,849
Direct costs and expenses:
  Operating (Note 4).....................................................     25,803       19,820        3,711       20,501
  Selling, general and administrative....................................      4,884        4,279          691        3,757
  Management fees (Note 4)...............................................      2,074        1,539          161        1,718
  Depreciation...........................................................      8,638        5,891        1,039        6,598
  Amortization...........................................................      7,018        5,849          370        2,222
                                                                            --------     --------     --------     --------
    Excess of revenues over direct expenses..............................      4,647        3,195        1,640        9,053
Parent's investment:
Beginning of period......................................................    300,031      297,939      123,643      121,072
Change in transfers from parent, net (Note 4)............................     (5,716)      (1,103)        (858)      (6,482)
                                                                            --------     --------     --------     --------
End of period............................................................   $298,962     $300,031     $124,425     $123,643
--------------------------------------------------
                                                                            ========     ========     ========     ========


     The accompanying notes are an integral part of these combined finacial statements.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                New Mediacom              Old Mediacom
                                                                          ------------------------- -------------------------
                                                                                       Period from  Period from
                                                                           Year ended   March 1 to  January 1 to  Year ended
                                                                          December 31, December 31, February 28, December 31,
                                                                              2000         1999         1999         1998
                                                                          ------------ ------------ ------------ ------------
Cash Flows From Operating Activities
Excess of revenues over direct expenses..................................   $  4,647     $  3,195     $ 1,640      $  9,053
Adjustments to reconcile excess of revenues over direct expenses to net cash provided by operating activities:
  Depreciation and amortization..........................................     15,656       11,740       1,409         8,820
Changes in operating assets and liabilities:
  (Increase) decrease in trade and other receivables.....................       (335)        (554)       (520)          454
  (Increase) decrease in other assets....................................        (27)          22          54           (65)
  Increase (decrease) in accounts payable................................       (139)         149          53           144
  Increase (decrease) in accrued liabilities.............................        262          635        (432)          (39)
                                                                            --------     --------     -------      --------
    Net cash provided by operating activities............................     20,064       15,187       2,204        18,367
Cash Flows From Investing Activities
  Capital expenditures for property and equipment........................    (13,545)     (12,309)     (1,568)      (11,347)
                                                                            --------     --------     -------      --------
Cash Flows From Financing Activities
  Change in transfers from parent, net...................................     (5,716)      (1,103)       (858)       (6,482)
                                                                            --------     --------     -------      --------
Net increase (decrease) in cash and cash equivalents.....................        803        1,775        (222)          538
Cash and cash equivalents at beginning of period.........................      2,602          827       1,049           511
                                                                            --------     --------     -------      --------
Cash and cash equivalents at end of period...............................   $  3,405     $  2,602     $   827      $  1,049
                                                                            ========     ========     =======      ========


     The accompanying notes are an integral part of these combined finacial statements.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation and Summary of Significant Accounting Policies

   On February 26, 2001, subsidiaries of AT&T Corp. ("AT&T") entered into an agreement with Mediacom Communications Corporation ("Mediacom") under which such subsidiaries agreed to sell certain cable television systems serving approximately 98,000 customers, as of December 31, 2000, located primarily in Missouri, and wholly owned by various cable subsidiaries and partnerships of AT&T, to Mediacom (the "Missouri Mediacom Systems").

   The accompanying combined financial statements include the specific accounts directly related to the activities of the Missouri Mediacom Systems. All significant inter-system accounts and transactions have been eliminated in combination. The combined net assets of the Missouri Mediacom Systems are referred to as "Parent's Investment."

   On March 9, 1999, AT&T acquired AT&T Broadband, LLC ("AT&T Broadband", formerly known as Tele-Communications, Inc.) in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999. The combined financial statements for periods prior to March 1, 1999 include the Missouri Mediacom Systems that were then owned by Tele-Communications, Inc. and are referred to herein as "Old Mediacom." The combined financial statements for periods subsequent to February 28, 1999 are referred to herein as "New Mediacom." Due to the application of purchase accounting in connection with the AT&T Merger, the predecessor combined financial statements of Old Mediacom are not comparable to the successor combined financial statements of New Mediacom. In the following text, "Missouri Mediacom Systems" and "Systems" refers to both Old Mediacom and New Mediacom.

   Certain costs of AT&T Broadband are charged to the Systems based primarily on Missouri Mediacom Systems' number of customers (see Note 4). Although such allocations are not necessarily indicative of the costs that would have been incurred by the Missouri Mediacom Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

   The net assets of the Systems are held by various wholly-owned subsidiaries and partnerships of AT&T Broadband. Accordingly, the balance sheets of Missouri Mediacom Systems do not reflect all of the assets and liabilities that would be indicative of a stand-alone business. The assets, liabilities, excess of revenues over direct expenses and cash flows of Missouri Mediacom Systems could differ from reported results had Missouri Mediacom Systems operated autonomously or as an entity independent of AT&T. In particular, Missouri Mediacom Systems does not constitute a taxable entity, and therefore, no provision has been made for income tax expense or benefit in the accompanying combined financial statements. In addition, no interest expense incurred by AT&T and its subsidiaries on their debt obligations has been allocated to Missouri Mediacom Systems.

Cash and cash equivalents

   Cash and cash equivalents consist of deposits with banks and financial institutions that are unrestricted as to withdrawal or use and have maturities of less than 90 days.

   AT&T performs cash management functions on behalf of AT&T Broadband, including the Missouri Mediacom Systems. Substantially all of the Systems' cash balances are swept to AT&T on a daily basis, where they are managed and invested by AT&T. Transfers of cash to and from AT&T are reflected as a component Parent's investment, with no interest income or expense reflected. Net transfers to or from AT&T are assumed to be settled in cash. AT&T's capital contributions for purchase business combinations to the Systems have been treated as non-cash transactions.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


Property and Equipment

   Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations are capitalized. Interest capitalized was not significant for any periods presented.

   Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

   Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

Intangible Assets

   Intangible assets consist primarily of franchise costs and intangibles for customer relationships. Franchise costs represent the difference between AT&T Broadband's allocated historical cost of acquired assets of Missouri Mediacom Systems and amounts allocated to the tangible assets. Franchise costs and customer relationships are generally amortized on a straight-line basis over 40 and 10 years, respectively. Costs incurred by Missouri Mediacom Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, generally 10 to 20 years.

Impairment of Long-lived Assets

   Management of the Systems periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds the fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Revenue Recognition

   Revenue for customer fees, equipment rental, advertising, pay-per-view programming and revenue sharing agreements is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

Statement of Cash Flows

   With the exception of certain system acquisitions, sales and asset transfers (see Note 3), transactions effected through the intercompany account due to
(from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


Stock-Based Compensation

   Stock-based compensation is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The Systems follow the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based
Compensation."

New Accounting Pronouncements

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB No. 101), "Revenue Recognition in Financial Statements." Registrants were required to apply the accounting and disclosures described in SAB No. 101 no later than the fourth quarter of 2000. The Systems are currently in compliance with the provisions of SAB No. 101. The adoption of SAB 101 did not have an impact on the results of operations, financial position or cash flows of the Systems.

Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. Intangibles

   Intangibles are summarized as follows:

                                                             December 31,
                                                        -----------------------
                                                           2000        1999
                                                        ----------- -----------
                                                        (Amounts in Thousands)
     Franchise costs................................... $   242,053 $   242,053
     Other intangibles.................................       9,667       9,667
                                                        ----------- -----------
                                                            251,720     251,720
     Less accumulated amortization.....................      12,867       5,849
                                                        ----------- -----------
       Intangibles, net................................ $   238,853 $   245,871
                                                        =========== ===========

   Amortization expense on franchise costs was $6,051,000, $5,044,000, $370,000 and $2,222,000 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively. Amortization expense for other intangibles was $967,000, $805,000, $0 and $0 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively.

3. Business Combinations

AT&T Merger

   The AT&T Merger has been accounted for using the purchase method of accounting and has been deemed to be effective as of March 1, 1999 for financial reporting purposes. Accordingly, the Missouri Mediacom Systems' portion of the allocation of AT&T's purchase price to acquire AT&T Broadband has been reflected in the combined financial statements of Missouri Mediacom Systems as of March 1, 1999.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   The following table reflects the March 1, 1999 assets and liabilities of New Mediacom, as adjusted to give effect for the purchase accounting adjustments resulting from the allocation to the net assets of the Systems of AT&T's purchase price to acquire AT&T Broadband:

                                                                     (Amounts in
                                                                     Thousands)
                                                                     -----------
     Assets
       Cash.........................................................  $    827
       Trade and other receivables..................................     1,340
       Property and equipment.......................................    44,937
       Intangible assets............................................   251,720
                                                                      --------
         Total assets...............................................  $298,824
                                                                      ========
     Liabilities and Parent's Investment
       Accounts payable and accrued expenses........................  $    885
       Parent's investment..........................................   297,939
                                                                      --------
         Total liabilities and parent's investment..................  $298,824
                                                                      ========

   As a result of the application of purchase accounting, Missouri Mediacom Systems recorded its assets and liabilities at their fair values on March 1, 1999. The most significant purchase accounting adjustments related to intangible assets. The intangible assets include $242 million assigned to Missouri Mediacom Systems' franchise costs and $9.7 million related to the value attributed to customer relationships.

Pro Forma Operating Results (unaudited)

   The following unaudited combined revenues and excess of revenues over direct expenses were prepared assuming the AT&T Merger occurred on January 1, 1998. These pro forma amounts are not necessarily indicative of operating results that would have occurred if the AT&T Merger had occurred on January 1, 1998, nor does it intend to be a projection of future results:

                                                             Old Mediacom
                                                       -------------------------
                                                       Period from
                                                       January 1 to  Year ended
                                                       February 28, December 31,
                                                           1999         1998
                                                       ------------ ------------
                                                        (Amounts in Thousands)
     Revenue..........................................    $7,612      $43,849
     Excess of revenues over direct expenses..........    $  464      $ 1,999

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

4. Parent's Investment

   Parent's investment in Missouri Mediacom Systems at December 31, 2000 and December 31, 1999 is summarized as follows:

                                                                December 31,
                                                              -----------------
                                                                2000     1999
                                                              -------- --------
                                                                 (Amounts in
                                                                 Thousands)
     Transfers from parent, net.............................. $291,120 $296,836
     Cumulative excess of revenues over direct expenses......    7,842    3,195
                                                              -------- --------
                                                              $298,962 $300,031
                                                              ======== ========

   The non-interest bearing transfers from parent includes AT&T Broadband's equity in acquired systems, programming charges, management fees and advances for operations, acquisitions and construction costs, as well as the amounts charged as a result of the allocation of certain costs from AT&T.

   As a result of AT&T Broadband's 100% ownership of Missouri Mediacom Systems, transfers from parent amounts have been classified as a component of Parent's investment in the accompanying combined balance sheets.

   Missouri Mediacom Systems purchases, at AT&T Broadband's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T Broadband. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

   Certain subsidiaries of AT&T Broadband provide administrative services to Missouri Mediacom Systems and assume managerial responsibility of Missouri Mediacom Systems' cable television system operations and construction. As compensation for these services, Missouri Mediacom Systems pay a monthly management fee calculated on a per-subscriber basis.

   The parent transfers and expense allocation activity consist of the following:

                                                                                New Mediacom              Old Mediacom
                                                                          ------------------------- -------------------------
                                                                                       Period from  Period from
                                                                           Year ended   March 1 to  January 1 to  Year ended
                                                                          December 31, December 31, February 28, December 31,
                                                                              2000         1999         1999         1998
                                                                          ------------ ------------ ------------ ------------
                                                                                        (Amounts in Thousands)
Beginning of period......................................................   $296,836     $297,939     $107,283     $113,765
  Programming charges....................................................     13,891       10,566        2,073       10,699
  Management fees........................................................      2,074        1,539          161        1,718
  Cash transfers.........................................................    (21,681)     (13,208)      (3,092)     (18,899)
                                                                            --------     --------     --------     --------
End of period............................................................   $291,120     $296,836     $106,425     $107,283
                                                                            ========     ========     ========     ========

5. Employee Benefit and Stock-Based Compensation Plans

   AT&T sponsors savings plans for the majority of its employees. Prior to the AT&T Merger, Tele-Communications, Inc. also sponsored savings plans for the majority of its employees. The plans allow employees to contribute a portion of their pre-tax and/or after-tax income in accordance with specified

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

guidelines. Employee contributions are matched up to certain limits. AT&T Broadband contributions for employees of Missouri Mediacom Systems amounted to $248,000 and $309,000 for the period March 1, 1999 to December 31, 1999 and the year ended December 31, 2000, respectively. Tele-Communications, Inc. contributions for employees of Missouri Mediacom Systems amounted to $285,000 and $50,000 for the year ended December 31, 1998 and the period January 1, 1999 to February 28, 1999, respectively.

   Under AT&T's 1997 Long-term Incentive Program (the "Program"), which was effective June 1, 1997, and amended on May 19, 1999 and March 14, 2000, AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options on the AT&T Wireless Group tracking stock. Employees of Missouri Mediacom Systems were eligible to receive stock options under this plan effective with the AT&T Merger (see Note 1).

   Under the Program, there were 150 million shares of AT&T common stock available for grant with a maximum of 22.5 million common shares that could be used for awards other than stock options. Beginning with January 1, 2000, the remaining shares available for grant at December 31 of the prior year, plus 1.75% of the shares of AT&T common stock outstanding on January 1 of each year, become available for grant. There is a maximum of 37.5 million shares that may be used for awards other than stock options. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over three or four years and are exercisable up to 10 years from the date of grant.

   Under the AT&T 1996 Employee Stock Purchase Plan (the "Plan"), which was effective July 1, 1996, AT&T is authorized to sell up to 75 million shares of AT&T common stock to its eligible employees. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day.

   The Systems apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for stock-based compensation plans for the Missouri Mediacom Systems.

   The Systems have adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." If the Systems had elected to recognize compensation costs based on the fair value at the date of grant for AT&T awards granted to Systems' employees in 2000, consistent with the provisions of SFAS No. 123, Missouri Mediacom Systems' excess of revenues over direct expenses would have been adjusted to reflect additional compensation expense resulting in the following pro forma amounts:

                                                                     Year ended
                                                                    December 31,
                                                                        2000
                                                                    ------------
                                                                    (Amounts in
                                                                     Thousands)
      Excess of revenues over direct expenses......................    $4,136

   AT&T granted approximately 35,250 and 11,750 stock options to Missouri Mediacom Systems' employees during 2000 for AT&T stock and AT&T Wireless Group tracking stock, respectively. At the date of grant, the exercise price for AT&T options and AT&T Wireless Group tracking stock options granted to AT&T Broadband employees during 2000 was $33.81 and $27.56, respectively. The fair value at date of grant for AT&T options and AT&T Wireless Group tracking stock options granted to AT&T Broadband employees during 2000 was $10.59 and $11.74, respectively, and was estimated using the Black-Scholes option-pricing model. The following assumptions were applied for 2000 for the AT&T options and the AT&T Wireless Group tracking stock options: (i) expected dividend yield of 1.7% and 0%, respectively, (ii) expected volatility rate of 34% and 55%, respectively, (iii) risk-free interest rate of 6.24% and 6.2%, respectively, and (iv) expected life of 4 and 3 years, respectively.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


6. Commitments and Contingencies

   The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

   Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier.

   Management of the Systems believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

   Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' delinquency constitutes an invalid liquidated damage provision, a breach of contract and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In December 2000, a settlement agreement was approved by the Court with respect to certain late fee class action complaints, which involves certain subscribers of Missouri Mediacom Systems. Certain other plaintiff suits, involving Missouri Mediacom Systems, remain unresolved. The December 2000 and any future settlements are not expected to have a material impact on Missouri Mediacom Systems' financial condition or excess of revenues over direct expenses.

   Missouri Mediacom Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Missouri Mediacom Systems may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made.

   Missouri Mediacom Systems leases business offices, has entered into pole rental agreements and uses certain equipment under lease arrangements. Rental expense for such arrangements amounted to $305,000, $346,000, $87,000 and $389,000 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively.

   Future minimum lease payments under non-cancelable operating leases for each of the next five years are summarized as follows:

                                                                     (Amounts in
      December 31,                                                    Thousands)
      ------------                                                   -----------
      2001..........................................................    $183
      2002..........................................................     170
      2003..........................................................      41
      2004..........................................................     --
      2005..........................................................     --
      Thereafter....................................................     --

   It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

       COMBINED STATEMENT OF ASSETS, LIABILITIES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                                  March 31,
                                                              -----------------
                                                                2001     2000
                                                              -------- --------
                                                                 (unaudited)
Assets
Cash and cash equivalents.................................... $  3,541 $  2,437
Trade and other receivables, net of allowance for doubtful
 accounts
 of $203 and $117 at March 31, 2001 and 2000, respectively...    1,703    1,622
Property and equipment, at cost:
  Land.......................................................      617      617
  Distribution systems.......................................   64,829   53,911
  Support equipment and buildings............................    6,268    4,619
                                                              -------- --------
                                                                71,714   59,147
  Less accumulated depreciation..............................   16,244    7,198
                                                              -------- --------
  Property and equipment, net................................   55,470   51,949
  Intangible assets, net.....................................  237,099  244,117
  Other assets...............................................      166       87
                                                              -------- --------
    Total assets............................................. $297,979 $300,212
                                                              ======== ========
Liabilities and Parent's Investment
Accounts payable............................................. $    172 $    154
Accrued liabilities..........................................    1,540    1,360
                                                              -------- --------
    Total liabilities........................................    1,712    1,514
Parent's investment (Note 3).................................  296,267  298,698
                                                              -------- --------
Commitments and contingencies (Note 5)
    Total liabilities and parent's investment................ $297,979 $300,212
                                                              ======== ========


    The accompanying notes are an integral part of these combined financial statements.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

  COMBINED STATEMENTS OF REVENUES AND DIRECT EXPENSES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                               Three months
                                                              ended March 31,
                                                             ------------------
                                                               2001      2000
                                                             --------  --------
                                                                (unaudited)
Revenue..................................................... $ 13,988  $ 12,257
Direct costs and expenses:
  Operating (Note 3)........................................    6,910     6,034
  Selling, general and administrative.......................    1,170     1,132
  Management fees (Note 3)..................................      856       427
  Depreciation..............................................    2,596     2,032
  Amortization..............................................    1,754     1,754
                                                             --------  --------
    Excess of revenue over direct expenses..................      702       878
Parent's investment:
Beginning of period.........................................  298,962   300,031
Change in transfers from parent, net (Note 3)...............   (3,397)   (2,211)
                                                             --------  --------
End of period............................................... $296,267  $298,698
                                                             ========  ========


    The accompanying notes are an integral part of these combined financial statements.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                              Three months
                                                                  ended
                                                                March 31,
                                                             ----------------
                                                              2001     2000
                                                             -------  -------
                                                               (unaudited)
Cash Flows From Operating Activities
Excess of revenue over direct expenses...................... $   702  $   878
Adjustments to reconcile excess of revenue over direct
 expenses to net cash provided by operating activities:
  Depreciation and amortization.............................   4,350    3,786
Changes in operating assets and liabilities:
  Decrease in trade and other receivables...................     526      272
  Increase in other assets..................................     (77)     (25)
  Decrease in accounts payable..............................     (54)    (211)
  Decrease in accrued liabilities...........................    (103)     (27)
                                                             -------  -------
    Net cash provided by operating activities...............   5,344    4,673
Cash Flows From Investing Activities
  Capital expenditures for property and equipment...........  (1,811)  (2,627)
                                                             -------  -------
Cash Flows From Financing Activities
  Change in transfers from parent, net......................  (3,397)  (2,211)
                                                             -------  -------
Net increase (decrease) in cash and cash equivalents........     136     (165)
Cash and cash equivalents at beginning of period............   3,405    2,602
                                                             -------  -------
Cash and cash equivalents at end of period.................. $ 3,541  $ 2,437
                                                             =======  =======


    The accompanying notes are an integral part of these combined financial statements.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (unaudited)

1. Basis of Presentation and Summary of Significant Accounting Policies

   On February 26, 2001, subsidiaries of AT&T Corp. ("AT&T") entered into an agreement with Mediacom Communications Corporation ("Mediacom") under which such subsidiaries agreed to sell certain cable television systems serving approximately 97,000 customers, as of March 31, 2001, located primarily in Missouri, and wholly owned by various cable subsidiaries and partnerships of AT&T, to Mediacom (the "Missouri Mediacom Systems" or the "Systems").

   In the opinion of management, the accompanying unaudited combined financial statements include all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented by the Systems. The excess of revenue over direct expenses for any interim period is not necessarily indicative of results for the full year. The unaudited combined financial statements and footnote disclosures should be read in conjunction with the audited combined financial statements and related notes thereto for the year ended December 31, 2000.

   The accompanying unaudited combined financial statements include the specific accounts directly related to the activities of the Missouri Mediacom Systems. All significant inter-system accounts and transactions have been eliminated in combination. The combined net assets of the Missouri Mediacom Systems are referred to as "Parent's Investment."

   On March 9, 1999, AT&T acquired AT&T Broadband, LLC ("AT&T Broadband", formerly known as Tele-Communications, Inc.) in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999.

   Certain costs of AT&T Broadband are charged to the Systems based primarily on Missouri Mediacom Systems' number of customers (see Note 3). Although such allocations are not necessarily indicative of the costs that would have been incurred by the Missouri Mediacom Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

   The net assets of the Systems are held by various wholly-owned subsidiaries and partnerships of AT&T Broadband. Accordingly, the unaudited financial statements of Missouri Mediacom Systems do not reflect all of the assets and liabilities that would be indicative of a stand-alone business. The assets, liabilities, excess of revenue over direct expenses and cash flows of Missouri Mediacom Systems could differ from reported results had Missouri Mediacom Systems operated autonomously or as an entity independent of AT&T. In particular, Missouri Mediacom Systems does not constitute a taxable entity, and therefore, no provision has been made for income tax expense or benefit in the accompanying unaudited combined financial statements. In addition, no interest expense incurred by AT&T and its subsidiaries on their debt obligations has been allocated to Missouri Mediacom Systems.

Cash and cash equivalents

   Cash and cash equivalents consist of deposits with banks and financial institutions that are unrestricted as to withdrawal or use and have maturities of less than 90 days.

   AT&T performs cash management functions on behalf of AT&T Broadband, including the Missouri Mediacom Systems. Substantially all of the Systems' cash balances are swept to AT&T on a daily basis, where

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)

they are managed and invested by AT&T. Transfers of cash to and from AT&T are reflected as a component of Parent's investment, with no interest income or expense reflected. Net transfers to or from AT&T are assumed to be settled in cash. AT&T's capital contributions for purchase business combinations to the Systems have been treated as non-cash transactions.

Property and Equipment

   Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations are capitalized. Interest capitalized was not significant for any periods presented.

   Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

   Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

Intangible Assets

   Intangible assets consist primarily of franchise costs and intangibles for customer relationships. Franchise costs represent the difference between AT&T Broadband's allocated historical cost of acquired assets of Missouri Mediacom Systems and amounts allocated to the tangible assets. Franchise costs and customer relationships are generally amortized on a straight-line basis over 40 and 10 years, respectively. Costs incurred by Missouri Mediacom Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, generally 10 to 20 years.

Impairment of Long-lived Assets

   Management of the Systems periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds the fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Revenue Recognition

   Revenue for customer fees, equipment rental, advertising, pay-per-view programming and revenue sharing agreements is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

Statement of Cash Flows

   Transactions effected through the intercompany account due to (from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)


Stock-Based Compensation

   Stock-based compensation is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The Systems follow the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based
Compensation."

Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. Intangibles

   Intangibles are summarized as follows:

                                                               March 31,
                                                        -----------------------
                                                           2001        2000
                                                        ----------- -----------
                                                        (Amounts in Thousands)
     Franchise costs................................... $   242,053 $   242,053
     Other intangibles.................................       9,667       9,667
                                                        ----------- -----------
                                                            251,720     251,720
     Less accumulated amortization.....................      14,621       7,603
                                                        ----------- -----------
     Intangibles, net.................................. $   237,099 $   244,117
                                                        =========== ===========

   Amortization expense on franchise costs was $1,513,000 for the three months ended March 31, 2001 and 2000. Amortization expense for other intangibles was $241,000 for the three months ended March 31, 2001 and 2000.

3. Parent's Investment

   Parent's investment in Missouri Mediacom Systems is summarized as follows:

                                                               March 31,
                                                        -----------------------
                                                           2001        2000
                                                        ----------- -----------
                                                        (Amounts in Thousands)
     Transfers from parent, net.......................  $   287,723 $   294,625
     Cumulative excess of revenue over direct expenses
      since March 1, 1999.............................        8,544       4,073
                                                        ----------- -----------
                                                        $   296,267 $   298,698
                                                        =========== ===========

   The non-interest bearing transfers from parent includes AT&T Broadband's equity in acquired systems, programming charges, management fees and advances for operations, acquisitions and construction costs, as well as the amounts charged as a result of the allocation of certain costs from AT&T.

   As a result of AT&T Broadband's 100% ownership of Missouri Mediacom Systems, transfers from parent amounts have been classified as a component of Parent's investment in the accompanying combined balance sheets.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)


   Missouri Mediacom Systems purchases, at AT&T Broadband's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T Broadband. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

   Certain subsidiaries of AT&T Broadband provide administrative services to Missouri Mediacom Systems and assume managerial responsibility of Missouri Mediacom Systems' cable television system operations and construction. As compensation for these services, Missouri Mediacom Systems pay a monthly management fee calculated on a per-subscriber basis.

   The parent transfers and expense allocation activity consist of the following:

                                                               Three months
                                                              ended March 31,
                                                             ------------------
                                                               2001      2000
                                                             --------  --------
                                                                (Amounts in
                                                                Thousands)
     Beginning of period.................................... $291,120  $296,836
       Programming charges..................................    4,043     3,381
       Management fees......................................      856       427
       Cash transfers.......................................   (8,296)   (6,019)
                                                             --------  --------
     End of period.......................................... $287,723  $294,625
                                                             ========  ========

4. Employee Benefit and Stock-Based Compensation Plans

   AT&T sponsors savings plans for the majority of its employees. The plan allows employees to contribute a portion of their pre-tax and/or after-tax income in accordance with specified guidelines. Employee contributions are matched up to certain limits. AT&T Broadband contributions for employees of Missouri Mediacom Systems amounted to $48,000 and $74,000 for the three months ended March 31, 2001 and 2000, respectively.

   Under AT&T's 1997 Long-term Incentive Program (the "Program"), which was amended March 14, 2000, AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options on the AT&T Wireless Group tracking stock. Employees of Missouri Mediacom Systems were eligible to receive stock options under this plan effective with the AT&T Merger (see Note 1).

   Under the Program, there were 150 million shares of AT&T common stock available for grant with a maximum of 22.5 million common shares that could be used for awards other than stock options. Beginning with January 1, 2000, the remaining shares available for grant at December 31 of the prior year, plus 1.75% of the shares of AT&T common stock outstanding on January 1 of each year, become available for grant. There is a maximum of 37.5 million shares that may be used for awards other than stock options. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over three or four years and are exercisable up to 10 years from the date of grant. There were no stock option grants to the Systems' employees under this plan during the three months ended March 31, 2001 and 2000.

   Under the AT&T 1996 Employee Stock Purchase Plan (the "Plan"), which was effective July 1, 1996, AT&T is authorized to sell up to 75 million shares of AT&T common stock to its eligible employees. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day. Employees of Missouri Mediacom Systems were eligible to participate in the Plan effective with the AT&T Merger (see Note 1).

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)


5. Commitments and Contingencies

   The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

   Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier.

   Management of the Systems believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

   Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' delinquency constitutes an invalid liquidated damage provision, a breach of contract and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In December 2000, a settlement agreement was approved by the Court with respect to certain late fee class action complaints, which involves certain subscribers of Missouri Mediacom Systems. Certain other plaintiff suits, involving Missouri Mediacom Systems, remain unresolved. The December 2000 settlement and any future settlements are not expected to have a material impact on Missouri Mediacom Systems' financial condition or excess of revenue over direct expenses.

   Missouri Mediacom Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Missouri Mediacom Systems may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made.

   Missouri Mediacom Systems leases business offices, has entered into pole rental agreements and uses certain equipment under operating lease arrangements. Rental expense for such arrangements amounted to $52,000 and $68,000 for the three months ended March 31, 2001 and 2000, respectively.

   It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 Mediacom Communications Corporation
                                    (Registrant)


Date: June 6, 2001               By:  /s/ Mark Stephan
                                    -----------------------------------
                                      Mark Stephan
                                      Senior Vice President
                                       and Chief Financial Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 Mediacom LLC
                                    (Registrant)


Date: June 6, 2001               By:  /s/ Mark Stephan
                                    -----------------------------------
                                      Mark Stephan
                                      Senior Vice President
                                       and Chief Financial Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 Mediacom Capital Corporation
                                    (Registrant)


Date: June 6, 2001               By:  /s/ Mark Stephan
                                    -----------------------------------
                                      Mark Stephan
                                      Senior Vice President
                                       and Chief Financial Officer